                                                                     Exhibit 2.1

  Third Amended Joint Plan of Reorganization under Chapter 11, Title 11 United States Code of Amcast Industrial Corporation and its Affiliated Debtor Entities

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                           WESTERN DIVISION AT DAYTON

In Re:                                       :    Chapter 11
                                             :
AMCAST INDUSTRIAL CORPORATION, et al.        :    Case No. 04-40504
                                             :    (Jointly Administered)
 Debtors and Debtors in Possession           :
                                             :    Judge Walter

--------------------------------------------------------------------------------

                   THIRD AMENDED JOINT PLAN OF REORGANIZATION
                           UNDER CHAPTER 11, TITLE 11,
             UNITED STATES CODE OF AMCAST INDUSTRIAL CORPORATION AND
                         ITS AFFILIATED DEBTOR ENTITIES

--------------------------------------------------------------------------------

                                Alan R. Lepene, Esq.
                                Jeremy M. Campana, Esq.
                                THOMPSON HINE LLP
                                3900 Key Center
                                127 Public Square
                                Cleveland, OH  44114-1291
                                Telephone: 216.566.5500
                                Facsimile: 216.566.5800
                                alan.lepene@thompsonhine.com
                                jeremy.campana@thompsonhine.com

                                         -and-

                                Lawrence T. Burick, Esq.
                                Jennifer L. Maffett, Esq.
                                THOMPSON HINE LLP
                                2000 Courthouse Plaza N.E.
                                10 West Second Street
                                Dayton, Ohio 45402
                                Telephone: 937.443.6600
                                Facsimile: 937.443.6635
                                jennifer.maffett@ thompsonhine.com
                                larry.burick@thompsonhine.com

                                Attorneys for Debtors and Debtors-in-Possession

                                TABLE OF CONTENTS

INTRODUCTION................................................................................           1

ARTICLE I DEFINITIONS.......................................................................           1
   1.1     Abandoned Properties.............................................................           2
   1.2     Adequate Protection Claims.......................................................           2
   1.3     Administrative Claim.............................................................           2
   1.4     Administrative Trade Claims......................................................           2
   1.5     Allowed..........................................................................           2
   1.6     Amcast...........................................................................           2
   1.7     Amcast DIP Facility Order........................................................           3
   1.8     Amcast Interests.................................................................           3
   1.9     Amcast Interests in Affiliates...................................................           3
   1.10    Amcast Key Employee Retention Plan...............................................           3
   1.11    Articles of Incorporation........................................................           3
   1.12    Assigned Causes of Action........................................................           3
   1.13    Bankruptcy Code..................................................................           3
   1.14    Bankruptcy Court.................................................................           3
   1.15    Bankruptcy Rules.................................................................           3
   1.16    Bar Date(s)......................................................................           3
   1.17    Business Day.....................................................................           4
   1.18    Cash.............................................................................           4
   1.19    Cash Investment Yield............................................................           4
   1.20    Chapter 11 Case..................................................................           4
   1.21    Claim............................................................................           4
   1.22    Claims Objection Deadline........................................................           4
   1.23    Class............................................................................           4
   1.24    Code of Regulations..............................................................           4
   1.25    Confirmation.....................................................................           4
   1.26    Confirmation Date................................................................           4
   1.27    Confirmation Hearing.............................................................           4
   1.28    Confirmation Order...............................................................           4
   1.29    Creditor.........................................................................           5
   1.30    Creditors Committee..............................................................           5
   1.31    Creditor Trust...................................................................           5
   1.32    Creditor Trust Agreement.........................................................           5
   1.33    Creditor Trust Assets............................................................           5
   1.34    Creditor Trust Causes of Action..................................................           5
   1.35    Critical Vendors.................................................................           5
   1.36    Critical Vendor Order............................................................           5
   1.37    Cure.............................................................................           5
   1.38    Debtor(s)........................................................................           6
   1.39    DIP Facility.....................................................................           6

   1.40    DIP Facility Agent...............................................................           6
   1.41    DIP Facility Claim...............................................................           6
   1.42    DIP Facility Lenders.............................................................           6
   1.43    Disbursing Agent.................................................................           6
   1.44    Disclosure Statement.............................................................           6
   1.45    Disputed.........................................................................           6
   1.46    Distribution Date................................................................           7
   1.47    Distribution Record Date.........................................................           7
   1.48    Effective Date...................................................................           7
   1.49    ERISA............................................................................           7
   1.50    Estate(s)........................................................................           7
   1.51    Exit Facility....................................................................           7
   1.52    Face Amount......................................................................           8
   1.53    Fayetteville, Arkansas Property..................................................           8
   1.54    Final Order......................................................................           8
   1.55    General Unsecured Claim..........................................................           8
   1.56    Impaired.........................................................................           8
   1.57    Indemnification Obligation.......................................................           8
   1.58    Indemnification Rights...........................................................           8
   1.59    Indemnitees......................................................................           8
   1.60    Insurance Coverage...............................................................           8
   1.61    Intercompany Claim...............................................................           8
   1.62    Interests........................................................................           8
   1.63    Key Continuing Vendor Claim......................................................           8
   1.64    Lien.............................................................................           8
   1.65    Line of Credit Documents.........................................................           9
   1.66    Liquidating Trustee..............................................................           9
   1.67    Litigation Rights................................................................           9
   1.68    Mechanics Lien Secured Claim.....................................................           9
   1.69    Net Stowe Proceeds...............................................................           9
   1.70    New Amcast Common Stock..........................................................           9
   1.71    New Senior Notes.................................................................           9
   1.72    New Shareholders' Agreement......................................................           9
   1.73    Non Compensatory Damages Claim...................................................           9
   1.74    Northwestern Note Agreement......................................................           9
   1.75    Note Holders.....................................................................           9
   1.76    Old Amcast Common Stock..........................................................          10
   1.77    Intentionally Omitted............................................................          10
   1.78    Old Securities...................................................................          10
   1.79    Operating Agreement..............................................................          10
   1.80    Other Priority Claim.............................................................          10
   1.81    Other Secured Claim..............................................................          10
   1.82    PBGC.............................................................................          10
   1.83    Person...........................................................................          10
   1.84    Petition Date....................................................................          10
   1.85    Plan.............................................................................          10

   1.86    Plan Supplement..................................................................          10
   1.87    Prepetition Secured Credit Agreement.............................................          10
   1.88    Prepetition Secured Lender Agent.................................................          10
   1.89    Prepetition Secured Lenders......................................................          11
   1.90    Prepetition Secured Lender Claim.................................................          11
   1.91    Principal Note Agreement.........................................................          11
   1.92    Priority Tax Claim...............................................................          11
   1.93    Professional.....................................................................          11
   1.94    Professional Fee Claim...........................................................          11
   1.95    Proof of Claim...................................................................          11
   1.96    Pro Rata.........................................................................          11
   1.97    Intentionally Omitted............................................................          11
   1.98    Reinstated.......................................................................          11
   1.99    Reorganized Debtor(s)............................................................          12
   1.100   Reorganized Amcast...............................................................          12
   1.101   Restructuring Transactions.......................................................          12
   1.102   Schedules........................................................................          12
   1.103   Secured Claim....................................................................          12
   1.104   Stowe, Pennsylvania Property.....................................................          12
   1.105   Term Note A......................................................................          12
   1.106   Term Note A Agreement............................................................          12
   1.107   Term Note B......................................................................          12
   1.108   Term Note B Agreement............................................................          12
   1.109   Trade Agreement..................................................................          13
   1.110   Unimpaired.......................................................................          13
   1.111   Unsecured Deficiency Claim.......................................................          13
   1.112   Voting Deadline..................................................................          13

ARTICLE II JOINT TREATMENT UNDER THE PLAN...................................................          13
   2.1     Joint Treatment..................................................................          13

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS..........................................          13
   3.1     Introduction.....................................................................          14
   3.2     Unimpaired Claims................................................................          14
   3.3     Impaired Claims..................................................................          14
   3.4     Impaired Interests...............................................................          15
   3.5     Unimpaired Interests.............................................................          15

ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS................................................          15
   4.1     Unclassified Claims..............................................................          15
   4.2     Unimpaired Classes of Claims and Interests.......................................          16
   4.3     Impaired Classes of Claims.......................................................          17
   4.4     Impaired Classes of Interests....................................................          19
   4.5     Reservation of Rights Regarding Claims...........................................          19

ARTICLE V ACCEPTANCE OR REJECTION OF THE PLAN...............................................          19
   5.1     Impaired Classes of Claims and Interests Entitled to Vote........................          19

   5.2     Acceptance by an Impaired Class..................................................          19
   5.3     Presumed Acceptances by Unimpaired Classes.......................................          19
   5.4     Classes Deemed to Reject Plan....................................................          19
   5.5     Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code..................          20

ARTICLE VI MEANS FOR IMPLEMENTATION OF THE PLAN.............................................          20
   6.1     Continued Corporate Existence and Vesting of Assets in the Reorganized
              Debtors.......................................................................          20
   6.2     Articles of Incorporation, Code of Regulations, and/or Operating Agreement.......          20
   6.3     Restructuring Transactions.......................................................          20
   6.4     Funding..........................................................................          22
   6.5     Cancellation of the Prepetition Transaction Documents and Issuance of New
              Senior Notes..................................................................          22
   6.6     Cancellation of Old Securities and Agreements....................................          22
   6.7     Authorization and Issuance of New Securities.....................................          22
   6.8     Directors of Reorganized Debtors.................................................          23
   6.9     Officers of Reorganized Debtors..................................................          23
   6.10    Revesting of Assets; Releases of Liens; Effective Date Restructurings............          23
   6.11    Indemnification of Debtors' Directors, Officers, and Employees...................          23
   6.12    Preservation of Rights of Action and Waiver of Certain Avoidance Actions.........          23
   6.13    Effectuating Documents; Further Transactions.....................................          24
   6.14    Exemption From Certain Transfer Taxes............................................          24
   6.15    Corporate Action.................................................................          25
   6.16    Sale of Stowe, Pennsylvania Property.............................................          25
   6.17    The Creditor Trust...............................................................          25
   6.18    Preservation of Creditor Trust Causes of Action..................................          28

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...........................          28
   7.1     Deemed Rejection of Executory Contracts and Leases...............................          28
   7.2     Cure Payments Related to Assumption of Executory Contracts and Leases............          29
   7.3     Right to Assume Contracts and Leases.............................................          29
   7.4     Rejection Damages Bar Date.......................................................          29
   7.5     Compensation and Benefit Programs................................................          30
   7.6     Indemnification Obligations......................................................          31
   7.7     Extension of Time to Assume or Reject............................................          32
   7.8     Claims Arising From Assumption or Rejection......................................          32

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS.............................................          32
   8.1     Distributions for Claims Allowed as of Effective Date............................          32
   8.2     Distributions in Respect of Class 5 General Unsecured Claims; Creditor Trust.....          32
   8.3     Interest on Claims...............................................................          33
   8.4     Designation; Distributions by Disbursing Agent in Respect of Claims in
              Classes Other Than Class 5....................................................          33
   8.5     Means of Cash Payment............................................................          33
   8.6     Intentionally Omitted............................................................          33
   8.7     Calculation of Distribution Amounts of New Amcast Common Stock...................          34

   8.8     Delivery of Distributions to Holders of Claims in Classes Other Than Class 5.....          34
   8.9     Application of Distribution Record Date for Holders of Prepetition Secured
              Lender Secured Claims.........................................................          34
   8.10    Withholding and Reporting Requirements...........................................          35
   8.11    Setoffs..........................................................................          35
   8.12    Prepayment.......................................................................          35

ARTICLE IX PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND
DISTRIBUTIONS WITH RESPECT THERETO..........................................................          36
   9.1     Prosecution of Objections to Claims..............................................          36
   9.2     Treatment of Disputed Claims.....................................................          37
   9.3     Distributions on Account of Disputed Claims Once They are Allowed................          37

ARTICLE X CONDITIONS PRECEDENT TO AND CONSUMMATION OF THE PLAN..............................          37
   10.1    Conditions to Effective Date.....................................................          37

ARTICLE XI RETENTION OF JURISDICTION........................................................          38
   11.1    Scope of Retention of Jurisdiction...............................................          38
   11.2    Failure of the Bankruptcy Court to Exercise Jurisdiction.........................          40
   11.3    Preservation of Jurisdiction in Certain Non-Bankruptcy Forums....................          40

ARTICLE XII MISCELLANEOUS PROVISIONS........................................................          40
   12.1    Professional Fee Claims; Expense Reimbursements..................................          40
   12.2    Administrative Claims............................................................          41
   12.3    Payment of Statutory Fees........................................................          41
   12.4    Modifications and Amendments.....................................................          41
   12.5    Severability of Plan Provisions..................................................          41
   12.6    Successors and Assigns and Binding Effect........................................          42
   12.7    Compromises and Settlements......................................................          42
   12.8    Releases and Satisfaction of Subordination Rights................................          42
   12.9    Releases and Related Matters.....................................................          42
   12.10   Discharge of the Debtors.........................................................          44
   12.11   Injunction.......................................................................          45
   12.12   Exculpation and Limitation of Liability..........................................          46
   12.13   Term of Injunctions or Stays.....................................................          46
   12.14   Post-Confirmation Conversion/Dismissal...........................................          47
   12.15   Revocation, Withdrawal, or Non Consummation......................................          47
   12.16   Plan Supplement..................................................................          47
   12.17   Notices..........................................................................          47
   12.18   Dissolution of Creditors Committee...............................................          49
   12.19   Computation of Time..............................................................          49
   12.20   Governing Law....................................................................          49
   12.21   PBGC Claims......................................................................          49

                                  EXHIBITS

Exhibit A         Summary of Terms of Amcast's Exit Facility

Exhibit B         New Shareholders' Agreement and Summary of Terms of New Senior
                  Notes and New Amcast Common Stock

Exhibit C         Directors, Officers, and Employees Covered by the Release
                  Provisions in the Plan

Exhibit D         Legal Description of Fayetteville, Arkansas Real Property

Exhibit E         Legal Description of Stowe, Pennsylvania Real Property

Exhibit F         Litigation Rights Retained by the Reorganized Debtors

Exhibit G         Creditor Trust Causes of Action

          THIRD AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11,
        TITLE 11, UNITED STATES CODE OF AMCAST INDUSTRIAL CORPORATION AND
                         ITS AFFILIATED DEBTOR ENTITIES

                                  INTRODUCTION

      Amcast Industrial Corporation ("Amcast"), together with its affiliated debtor entities, as debtors and debtors-in-possession (collectively with Amcast, the "Debtors")1 hereby propose this third amended joint plan of reorganization (the "Plan") for the resolution of their outstanding Claims (as defined herein) and Interests (as defined herein). Reference is made to the Disclosure Statement (as defined herein) distributed herewith for a discussion of the history, businesses, properties, results of operations, projections for future operations, risk factors of the Debtors, a summary and analysis of the Plan, and certain related matters, including the New Amcast Common Stock (as defined herein) to be issued under the Plan. The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code (as defined herein).

      All holders of Claims who are entitled to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code, Rule 3019 of the Bankruptcy Rules (as defined herein), and Article XII of the Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan prior to its substantial consummation.

      For purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined in the Plan shall have the respective meanings given to them in Article I of the Plan. Any capitalized term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. Whenever the context requires, defined terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

                                    ARTICLE I

                                   DEFINITIONS

      For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified, or supplemented from time to time,
(c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits

----------
(1) The Debtors are: Amcast Industrial Corporation, Amcast Automotive of Indiana, Inc., Speedline North America, Inc., Amcast Casting Technologies, Inc., Izumi, Inc., Casting Technology Company, Amcast Automotive, Inc., Amcast Plumbing, Inc. f/k/a Elkhart Products Corporation, LBC Group Corp., Lee Brass Company, Amcast Industrial Financial Services, Inc., Amcast Investment Services Corporation, Amcast Aviation Corporation, Amcast Precision Products, Inc., Flagg Brass Industrial, L.L.C. and AS International, Inc.

are references to sections, articles, schedules, and exhibits of or to the Plan,
(d) the words "herein," "hereof," and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

      1.1 "Abandoned Properties" means any properties of the Debtors that have been abandoned by Final Order of the Bankruptcy Court, under Section 554 of the Bankruptcy Code.

      1.2 "Adequate Protection Claims" means rights to adequate protection arising under the DIP Facility, as such term is defined in Section 1.39 of the Plan, and as set forth in the Amcast DIP Facility Order.

      1.3 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, bonuses, or commissions for services rendered on or after the Petition Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under Section 1930 of Title 28 of the United States Code, (d) all Allowed Claims for reclamation under Section 546(c)(2)(A) of the Bankruptcy Code, (e) Cure payments for executory contracts and unexpired leases that are assumed under
Section 365 of the Bankruptcy Code, and (f) claims under the DIP Facility.

      1.4 "Administrative Trade Claims" has the meaning given to such term in
Section 4.1(a) of the Plan.

      1.5 "Allowed" means, (a) when used with respect to an Administrative Claim, all or any portion of an Administrative Claim that has been allowed, or adjudicated in favor of the holder by estimation or liquidation, by a Final Order, that was incurred by the Debtors during the Chapter 11 Case and as to which there is no dispute as to the Debtors' liability, or that has become allowed by failure to object pursuant to Section 9.1 of the Plan; and (b) when used with respect to a Claim other than an Administrative Claim, such Claim or any portion thereof (i) that has been allowed, or adjudicated in favor of the holder by estimation or liquidation, by a Final Order, or (ii) as to which (x) no Proof of Claim has been filed with the Bankruptcy Court, (y) the liquidated and noncontingent amount of which is included in the Schedules, other than a Claim that is included in the Schedules at zero, in an unknown amount, or as Disputed, and (z) no objection has been filed by the Claims Objection Deadline, or (iii) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either
(x) no objection to its allowance has been filed by the Claims Objection Deadline and no objection or dispute as to such Claim is set forth in the Plan, or (y) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (iv) that is expressly allowed in a liquidated amount in the Plan.

      1.6 "Amcast" means Amcast Industrial Corporation, an Ohio corporation.

      1.7 "Amcast DIP Facility Order" means collectively the interim and Final Order of the Bankruptcy Court: (a) authorizing postpetition secured financing on a superpriority basis; (b) authorizing the Debtors' use of cash collateral; (c) granting adequate protection; (d) modifying automatic stay; (d) granting related relief; and (e) in the case of the interim order, scheduling a final hearing, which was entered by the Bankruptcy Court, as it may be amended through the Effective Date; provided, however, that in the event the final Amcast DIP Facility Order is inconsistent with or conflicts with the interim Amcast DIP Facility Order, the term Amcast DIP Facility Order shall mean only the Final Order to the extent of such inconsistency or conflict.

      1.8 "Amcast Interests" means, collectively, all equity interests in Amcast and its Debtor affiliates, including, without limitation, the Old Amcast Common Stock, and any warrants, option rights, conversion rights, rights of first refusal, causes of action, or other rights, contractual or otherwise, to acquire or receive any stock or other equity ownership interests in Amcast or any of its Debtor affiliates, and any contracts, subscriptions, commitments, or agreements pursuant to which a party was or could have been entitled to receive shares, securities, or other ownership interests in Amcast or any of its Debtor affiliates as of the Petition Date; provided, however, the term shall not include any equity interests of Amcast in any of its affiliates or the equity interests of any Debtor affiliates in any other affiliates.

      1.9 "Amcast Interests in Affiliates" means, collectively, all equity interests of Amcast in any of its Debtor and non-Debtor affiliates and all equity interest of any Debtor affiliates in any other Debtor and non-Debtor affiliates.

      1.10 "Amcast Key Employee Retention Plan" means the key employee retention plan(s) to be adopted by Reorganized Amcast and certain of its Debtor affiliates pursuant to Section 7.5(b) of the Plan, substantially in the form of such document(s) to be included in the Plan Supplement.

      1.11 "Articles of Incorporation" means, as applicable, the documents filed with the secretary of the state of each Debtors' respective state of incorporation.

      1.12 "Assigned Causes of Action" has the meaning given to such term in
Section 4.3(d) of the Plan.

      1.13 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. Sections 101 1330, as now in effect or hereafter amended.

      1.14 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Ohio, Western Division at Dayton, or such other court as may have jurisdiction over the Chapter 11 Case.

      1.15 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure.

      1.16 "Bar Date(s)" means the date(s) designated by the Bankruptcy Court as the last date(s) for filing Proofs of Claim against the Debtors.

      1.17 "Business Day" means any day, excluding Saturdays, Sundays, or "legal holidays" (as defined in Rule 9006(a) of the Bankruptcy Rules), on which commercial banks are open for business in New York, New York.

      1.18 "Cash" means legal tender of the United States or equivalents thereof.

      1.19 "Cash Investment Yield" means the amount realized from the investment of funds pursuant to the investment and deposit guidelines specified in the Creditor Trust Agreement.

      1.20 "Chapter 11 Case" means the jointly administered Chapter 11 cases of the Debtors filed with the Bankruptcy Court and assigned Case No. 04 40504.

      1.21 "Claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. For avoidance of doubt, Claim does not mean any right to payment of any nature arising out of or related to Interests, as defined in Section 1.62.

      1.22 "Claims Objection Deadline" means the last day for filing objections to Claims, which day shall be (a) for all Claims other than General Unsecured Claims and Key Continuing Vendor Claims, the latest of (i) sixty (60) days after the Effective Date, (ii) sixty (60) days after the applicable Proof of Claim or request for payment of an Administrative Claim is filed, or (iii) such other date ordered by the Bankruptcy Court upon motion of the Debtors or any other party; or (b) for General Unsecured Claims and Key Continuing Vendor Claims, the latest of (i) ninety (90) days after the Effective Date, (ii) sixty (60) days after the applicable Proof of Claim is filed, or (iii) such other date ordered by the Bankruptcy Court upon motion of the Debtors or any other party.

      1.23 "Class" means a category of holders of Claims or Interests, as described in Article III of the Plan.

      1.24 "Code of Regulations" means, as applicable, certain written internal regulations or by-laws of the Debtors or Reorganized Debtors, as amended from time to time, governing the respective entities' operations.

      1.25 "Confirmation" means approval of the Plan by the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code.

      1.26 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

      1.27 "Confirmation Hearing" means the hearing to consider Confirmation of the Plan under Section 1128 of the Bankruptcy Code.

      1.28 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

      1.29 "Creditor" means any Person who holds a Claim against any of the Debtors.

      1.30 "Creditors Committee" means the Official Committee of Unsecured Creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case, as reconstituted from time to time.

      1.31 "Creditor Trust" means the liquidating trust established pursuant to
Section 6.17 of the Plan for the purpose of receiving, liquidating and distributing the Creditor Trust Assets assigned to the holders of General Unsecured Claims under the Plan.

      1.32 "Creditor Trust Agreement" means the agreement establishing the Creditor Trust and specifying the rights and obligations of the Liquidating Trustee and the holders of Allowed General Unsecured Claims as the beneficiaries thereunder.

      1.33 "Creditor Trust Assets" means (a) $1.75 million in cash or immediately available cash equivalents; (b) the right to receive fifty percent (50%) of the Net Stowe Proceeds realized from any sale of the Stowe, Pennsylvania Property as may be consummated by the Debtors pursuant to the provisions of Section 6.16 of the Plan; (c) fee simple title and all of the Debtors' right, title, and interest in or to the Fayetteville, Arkansas Property; and (d) the Creditor Trust Causes of Action.

      1.34 "Creditor Trust Causes of Action" means any and all claims and causes of action held by the Debtors or the Estates (or claims of generalized harm to creditors, as opposed to direct claims of individual creditors) related to any and all pre-petition rabbi trusts, pension plans (qualified and unqualified), supplemental executive retirement plans, or similar claims with respect to the Debtors' pension or retirement plans. Notwithstanding any of the foregoing, no claims of the Pension Benefit Guaranty Corporation in its own capacity and/or in its capacity as statutory trustee of the Amcast Industrial Corporation Merged Pension Plan (the "Pension Plan") with respect to the Pension Plan shall be assigned to the Creditor Trust or vest in the Reorganization Debtors, nor shall any such claims be time-barred except as provided under ERISA.

      1.35 "Critical Vendors" means those Persons that the Debtors designated as critical vendors, pursuant to the Critical Vendor Order, who executed Trade Agreements with one or more of the Debtors and who are holders of Key Continuing Vendor Claims.

      1.36 "Critical Vendor Order" means the order entered by the Bankruptcy Court on December 28, 2004, as supplemented by a stipulation and supplemental agreed order entered by the Bankruptcy Court on March 25, 2005, which approved payments to the Critical Vendors.

      1.37 "Cure" means with respect to the assumption of an executory contract or unexpired lease pursuant to Section 365(b) of the Bankruptcy Code, (a) the distribution of Cash, or the distribution of such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under an executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law, or (b) the taking of such other actions as may be agreed upon by the parties or ordered by the Bankruptcy Court.

      1.38 "Debtor(s)" means, Amcast, Amcast Automotive of Indiana, Inc., Speedline North America, Inc., Amcast Casting Technologies, Inc., Izumi, Inc., Casting Technology Company, Amcast Automotive, Inc., Amcast Plumbing, Inc. f/k/a Elkhart Products Corporation, LBC Group Corp., Lee Brass Company, Amcast Industrial Financial Services, Inc., Amcast Investment Services Corporation, Amcast Aviation Corporation, Amcast Precision Products, Inc., Flagg Brass Industrial, L.L.C., and AS International, Inc., including in their capacities as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

      1.39 "DIP Facility" means that certain Amcast Debtor in Possession Credit Agreement dated December 15, 2004, as such facility may be amended, supplemented or otherwise modified, among Amcast, as debtor in possession and as borrower and its affiliated Debtor entities as guarantors, and Heritage Bank, SSB, a Texas-chartered savings bank in its capacity as Administrative Agent (the "DIP Facility Agent"), certain investment funds managed by Highland Capital Management, L.P. ("Highland"), and other Persons as "Lenders" (such other "Lenders," together with Highland are hereinafter collectively referred to as the "DIP Facility Lenders").

      1.40 "DIP Facility Agent" has the meaning given to such term in the definition of "DIP Facility" in Section 1.39 of the Plan.

      1.41 "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility.

      1.42 "DIP Facility Lenders" has the meaning given to such term in the definition of "DIP Facility" in Section 1.39 of the Plan.

      1.43 "Disbursing Agent" means Reorganized Amcast or any Person designated by Reorganized Amcast, in its sole discretion, to serve as disbursing agent under the Plan for assets to be distributed to holders of Allowed Claims other than Class 5 Claims.

      1.44 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared, approved and distributed in accordance with Section 1125 of the Bankruptcy Code and Rule 3018 of the Bankruptcy Rules or any summary thereof approved by the Bankruptcy Court for distribution to certain Classes of Claims and Interests.

      1.45 "Disputed" means, with respect to any Claim, other than a Claim that has been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, a Claim:

            (a) if no Proof of Claim has been filed or deemed to have been filed by the applicable Bar Date, that has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed;

            (b) if a Proof of Claim has been filed or deemed to have been filed by the applicable Bar Date, as to which a Debtor or any other party with standing has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor or any other party with standing in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order;

            (c) for which a Proof of Claim was required to be filed by the Bankruptcy Code, the Bankruptcy Rules, or an order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed;

            (d) that is disputed in accordance with the provisions of the Plan;

            (e) that is the subject of a timely filed objection or request for estimation filed by a Debtor or any other party with standing which objection or request for estimation has not been withdrawn or determined by a Final Order; or

            (f) if not otherwise Allowed, as to which the applicable Claims Objection Deadline has not expired.

      1.46 "Distribution Date" means (a) for any Claim other than a General Unsecured Claim or Key Continuing Vendor Claim (i) that is an Allowed Claim on the Effective Date, on or as soon as practicable after the Effective Date, but in any case no later than the first Business Day that is thirty (30) days after the Effective Date, or (ii) that is not an Allowed Claim on the Effective Date, fifteen (15) calendar days after the last day of the month during which the Claim becomes an Allowed Claim; (b) for any General Unsecured Claim, such dates as are provided in the Creditor Trust Agreement; and (c) for any Key Continuing Vendor Claim, such dates as are consistent with the terms or the course of dealing under the Trade Agreement between the Debtors and the Critical Vendor.

      1.47 "Distribution Record Date" means the record date for determining entitlement to receive initial distributions under the Plan on account of Allowed Claims other than Class 5 Claims, which date shall be the third (3rd) Business Day after the Confirmation Date at 5:00 p.m. prevailing Eastern time.

      1.48 "Effective Date" means the Business Day upon which all conditions to the consummation of the Plan as set forth in Section 10.1 of the Plan have been satisfied, and is the date on which the Plan becomes effective.

      1.49 "ERISA" has the meaning given to such term in Section 7.5(a) of the Plan.

      1.50 "Estate(s)" means, individually, the estate of each Debtor in the Chapter 11 Case and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

      1.51 "Exit Facility" means (i) that certain revolving credit facility to be obtained by Amcast, containing the principal terms and conditions set forth on Exhibit A to the Plan, and (ii) Term Note A and Term Note B, the principal terms and conditions of which are set forth on Exhibit A to the Plan.

      1.52 "Face Amount" means the actual claimed amount set forth on a Proof of Claim or, if no Proof of Claim has been filed, the amount listed on the Debtors' Schedules as being undisputed, liquidated and noncontingent.

      1.53 "Fayetteville, Arkansas Property" means certain real property located in Fayetteville, Arkansas, the legal description of which is attached to the Plan as Exhibit D.

      1.54 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case or the docket of any such court, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, no longer remains pending.

      1.55 "General Unsecured Claim" means a Claim against any of the Debtors that is not a Secured Claim, an Administrative Claim, a Priority Tax Claim, Other Priority Claim, Key Continuing Vendor Claim, Intercompany Claim, or Non Compensatory Damages Claim.

      1.56 "Impaired" means, with respect to any Claim or Interest, that such Claim or Interest is impaired within the meaning of Section 1124 of the Bankruptcy Code.

      1.57 "Indemnification Obligation" means any obligation of the Debtors to indemnify, reimburse, or provide contribution to a Person arising pursuant to the Debtors' Codes of Regulation, Operating Agreements, by laws, Articles of Incorporation, contracts, or otherwise.

      1.58 "Indemnification Rights" has the meaning given to such term in
Section 7.6(b) of the Plan.

      1.59 "Indemnitees" has the meaning given to such term in Section 7.6(b) of the Plan.

      1.60 "Insurance Coverage" has the meaning given to such term in Section 7.6(b) of the Plan.

      1.61 "Intercompany Claim" means any Claim, arising prior to the Petition Date against any of the Debtors by one of the other Debtors or by a non Debtor subsidiary or affiliate of a Debtor, but only to the extent that such affiliate is a direct or indirect subsidiary of one of the Debtors.

      1.62 "Interests" means legal, equitable, contractual, or other rights of any Person with respect to the Amcast Interests.

      1.63 "Key Continuing Vendor Claim" means an unsecured Claim held by a Critical Vendor.

      1.64 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

      1.65 "Line of Credit Documents" means the documents governing the line of credit obligations of the Debtors as described in the Prepetition Secured Credit Agreement.

      1.66 "Liquidating Trustee" means the trustee named in the Creditor Trust Agreement, and any duly appointed successor thereunder.

      1.67 "Litigation Rights" means the claims, rights f action, suits, or proceedings whether in law or in equity, whether known or unknown, other than the Assigned Causes of Action specified in Section 4.3(d) of the Plan, that the Debtors or their Estates may hold against any Person, which are to be retained by one of the Reorganized Debtors pursuant to Section 6.12 of the Plan.

      1.68 "Mechanics Lien Secured Claim" means the claim of a creditor who has duly filed and perfected a mechanics or similar lien under state law that is not subject to avoidance in accordance with the provisions of Section 546(b) of the Bankruptcy Code.

      1.69 "Net Stowe Proceeds" has the meaning given to such term in Section
6.16 the Plan.

      1.70 "New Amcast Common Stock" means the common shares of Reorganized Amcast to be issued under Section 6.7 of the Plan as of the Effective Date, as described in the New Shareholders' Agreement attached hereto as Exhibit B to the Plan.

      1.71 "New Senior Notes" means Term Note A and Term Note B, as defined, respectively, in Sections 1.105 and 1.107 of the Plan, such notes being issued by Reorganized Amcast on the Effective Date.

      1.72 "New Shareholders' Agreement" means that certain shareholder agreement which governs the rights and obligations relating to the new equity interests of the Reorganized Debtors, as attached hereto as Exhibit B to the Plan.

      1.73 "Non Compensatory Damages Claim" means any Claim against any of the Debtors, for any fine, penalty, or forfeiture, or multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, or damage is not compensation for actual pecuniary loss suffered by the holder of such Claim, including any such claim based upon, arising from, or relating to any cause of action whatsoever (including, without limitation, violation of law, personal injury, or wrongful death, whether secured or unsecured, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise).

      1.74 "Northwestern Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Amcast issued to Northwestern Mutual Life Insurance Company certain $25 million 10.09% senior notes due November 7, 2003, and any related documents, as the same has been, and may from time to time hereinafter be further amended, restated or otherwise modified.

      1.75 "Note Holders" shall mean the Note Holders party to either the Northwestern Note Agreement or the Principal Note Agreement.

      1.76 "Old Amcast Common Stock" means, collectively, the shares of voting common stock, without par value, of Amcast authorized, issued and outstanding as of the Petition Date.

      1.77 Intentionally Omitted.

      1.78 "Old Securities" means, collectively, the existing equity interests, including Stocks and Warrants, of Amcast.

      1.79 "Operating Agreement" means, as applicable, certain written documents of the Debtors governing their internal operations.

      1.80 "Other Priority Claim" means a Claim against the Debtors entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

      1.81 "Other Secured Claim" means a Secured Claim arising prior to the Petition Date against any of the Debtors, other than a Prepetition Secured Lender Claim.

      1.82 "PBGC" means the Pension Benefit Guaranty Corporation.

      1.83 "Person" means any individual, firm, partnership, corporation, trust, association, company, limited liability company, joint stock company, joint venture, governmental unit, or other entity or enterprise.

      1.84 "Petition Date" means November 30, 2004, the date on which the Debtors filed their voluntary petitions for relief commencing the Chapter 11 Cases.

      1.85 "Plan" means this joint plan of reorganization under Chapter 11 of the Bankruptcy Code and all exhibits annexed hereto or referenced herein, as the same may be amended, modified, or supplemented from time to time.

      1.86 "Plan Supplement" means the supplement to the Plan containing the forms of the Articles of Incorporation of Reorganized Amcast, the Code of Regulations of Reorganized Amcast, the New Shareholders Agreement and Summary of Terms of New Senior Notes and New Amcast Common Stock, the Creditor Trust Agreement, the initial Board of Directors of Reorganized Amcast and a schedule of the executory contracts to be assumed by the Debtors.

      1.87 "Prepetition Secured Credit Agreement" means that certain Amended and Restated Credit Agreement dated August 14, 1997 among Amcast, the Prepetition Secured Lender Agent, as administrative agent, and the Lenders party thereto and any documents, agreements, and instruments related thereto.

      1.88 "Prepetition Secured Lender Agent" means Heritage Bank, SSB, as successor administrative agent under the Prepetition Secured Credit Agreement and in its capacity as collateral agent under the Collateral Agency and Intercreditor Agreement dated as of June 5, 2001, as the same has been, and may from time to time hereafter be further amended, restated or otherwise modified.

      1.89 "Prepetition Secured Lenders" means the several lenders from time to time party to the Prepetition Secured Credit Agreement, the Line of Credit Documents, the Northwestern Note Agreement and the Principal Note Agreement, as defined, respectively, in Sections 1.87, 1.65, 1.74 and 1.91 of the Plan.

      1.90 "Prepetition Secured Lender Claim" means any Secured Claim arising under the Prepetition Secured Credit Agreement, the Line of Credit Documents, the Northwestern Note Agreement and the Principal Note Agreement as of the Petition Date.

      1.91 "Principal Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Amcast issued to Principal Life Insurance Company certain $25 million 10.09% senior notes due November 7, 2003, and any related documents, as the same has been, and may from time to time hereinafter be further amended, restated or otherwise modified.

      1.92 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

      1.93 "Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code, and any professional seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b) of the Bankruptcy Code.

      1.94 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date.

      1.95 "Proof of Claim" means a proof of claim filed with the Bankruptcy Court in connection with the Chapter 11 Case.

      1.96 "Pro Rata" means, at any time, the proportion that the amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to the aggregate amount of all Claims (including Disputed Claims) in such Class or Classes, unless the Plan provides otherwise.

      1.97 Intentionally Omitted.

      1.98 "Reinstated" means (a) leaving unaltered the legal, equitable, and contractual rights to which the holder of a Claim is entitled so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code, or
(b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in
Section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

      1.99 "Reorganized Debtor(s)" means, individually, any of the reorganized Debtors or their successors and, collectively, all of the reorganized Debtors or their successors, on or after the Effective Date.

      1.100 "Reorganized Amcast" means reorganized Amcast or its successor, on and after the Effective Date.

      1.101 "Restructuring Transactions" means the transactions described in
Section 6.3 of the Plan.

      1.102 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, as amended or supplemented from time to time in accordance with Rule 1009 of the Bankruptcy Rules or orders of the Bankruptcy Court.

      1.103 "Secured Claim" means a Claim that is secured by a Lien which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which an Estate has an interest, or a Claim that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claimholder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to Section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to Section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtors or the Reorganized Debtors and the holder of such Claim and approved by the Bankruptcy Court in a stipulated Final Order following notice to the Creditors' Committee or Liquidating Trustee, as applicable and an opportunity to object.

      1.104 "Stowe, Pennsylvania Property" means real property located in Stowe, Pennsylvania, the legal description which is attached to the Plan as Exhibit E.

      1.105 "Term Note A" means those certain senior secured term notes issued by Reorganized Amcast in the aggregate amount of $13 million which will be allocated among the Prepetition Secured Lenders and the DIP Facility Lenders in accordance with the provisions of the Plan and which will be accorded priority as specified in Exhibit A to the Plan.

      1.106 "Term Note A Agreement" means that certain term note agreement among Reorganized Amcast, the Prepetition Secured Lenders and the DIP Facility Lenders with respect to the $13 million Term Note A.

      1.107 "Term Note B" means those certain senior secured term notes issued by the Reorganized Amcast in the aggregate amount of $51 million to be allocated pro rata among the Prepetition Secured Lenders and which will be accorded priority as specified in Exhibit A to the Plan.

      1.108 "Term Note B Agreement" means that certain term note agreement among Reorganized Amcast and the Prepetition Secured Lenders with respect to the $51 million Term Note

      1.109 "Trade Agreement" means the agreements between the Debtors and the Critical Vendors governing the terms of payment of the Key Continuing Vendor Claims.

      1.110 "Unimpaired" means, with respect to any Claim, that such Claim is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

      1.111 "Unsecured Deficiency Claim" means the unsecured claim of the Prepetition Secured Lenders representing the difference between the Face Amount of their Claim against the Debtors and the amount of their Allowed Secured Claim.

      1.112 "Voting Deadline" means the deadline established by the Bankruptcy Court by which the holders of Claims in Classes that are entitled to vote on the Plan must submit the ballot indicating such Claimholder's vote on the Plan, in accordance with the procedures set forth in the Disclosure Statement.

                                   ARTICLE II

                         JOINT TREATMENT UNDER THE PLAN

      2.1 Joint Treatment. This Plan is a joint plan of reorganization, pursuant to which, except as otherwise provided in the Plan: (i) all Claims against each Estate shall be deemed to be Claims against all Estates, any Proof of Claim filed against one of the Debtors shall be deemed to be a single Claim filed against all Estates, and all duplicate Proofs of Claim for the same Claim filed against multiple Debtors shall be deemed expunged; (ii) except as otherwise provided in the Plan, no distributions under this Plan shall be made on account of Claims based upon intercompany obligations by and against the Debtors; (iii) all Claims based upon prepetition unsecured guarantees by one Debtor in favor of another Debtor (other than guarantees existing under any assumed executory contracts or unexpired leases) shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such guarantees; and
(iv) for purposes of determining the availability of the right of setoff under
Section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of Section 553, prepetition debts due to any of the Debtors may be set off against the prepetition debts owed by any of the Debtors. Joint treatment as set forth in this Section 2.1 shall not merge or otherwise affect the separate legal existence of each Debtor, other than with respect to distribution rights under this Plan; such joint treatment shall have no effect on valid, enforceable and unavoidable Liens, except for Liens that secure a Claim that is eliminated by virtue of such joint treatment and Liens against collateral that are extinguished by virtue of such joint treatment; and such joint treatment shall not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of joint treatment. Joint treatment as set forth in this Section 2.1 shall not affect the obligation of each of the Debtors, pursuant to Section 1930 of Title 28 of the United States Code, to pay quarterly fees to the Office of the United States Trustee until such time as a particular Chapter 11 Case is closed, dismissed or converted.

                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      3.1 Introduction. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such unclassified claims is set forth in Section
4.1 of the Plan.

      A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

      3.2 Unimpaired Claims.

            Class 1:  Other Priority Claims

                      Class 1 consists of all Other Priority Claims.

      3.3 Impaired Claims.

            Class 2:  Prepetition Secured Lender Claims

                      Class 2 consists of all Prepetition Secured Lender Claims.

            Class 3:  Other Secured Claims

                      Class 3 consists of separate sub Classes for each Other Secured Claim against any of the Debtors. Each sub Class is deemed to be a separate Class for all purposes under the Bankruptcy Code, including for voting purposes.

            Class 4:  Key Continuing Vendor Claims

                      Class 4 consists of all Key Continuing Vendor Claims.

            Class 5:  General Unsecured Claims

                      Class 5 consists of all General Unsecured Claims including any Unsecured Deficiency Claim that could be asserted by the Prepetition Secured Lenders; provided, however, that the Prepetition Secured Lenders (i) shall be deemed to waive, effective if and only if the Plan is confirmed and becomes effective, any recovery on such Unsecured Deficiency Claim, but not their right to vote such claim, and (ii) will not have any interest in the assets to be distributed to the holders of Allowed General Unsecured Claims.

            Class 6:  Intercompany Claims

                      Class 6 consists of all Intercompany Claims.

            Class 7:  Non Compensatory Damages Claims

                      Class 7 consists of all Non Compensatory Damages Claims.

      3.4 Impaired Interests.

            Class 8:  Amcast Interests

                      Class 8 consists of all Interests of Amcast

      3.5 Unimpaired Interests.

            Class 9:  Amcast Interests in Affiliates

                      Class 9 consists of all Amcast Interests in Affiliates.

                                   ARTICLE IV

                        TREATMENT OF CLAIMS AND INTERESTS

      4.1 Unclassified Claims.

            (a) Administrative Claims. With respect to each Allowed Administrative Claim, except as otherwise provided for herein, and subject to the requirements of Sections 12.1 through 12.3 of the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Effective Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, the holder of each such Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such different treatment as to which the applicable Debtor and the holder of such Administrative Claim shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case (the "Administrative Trade Claims") shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

      The DIP Facility Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case. Each holder of an Allowed DIP Facility Claim shall receive, on the later of the Effective Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between the Debtors and the holder of such DIP Facility Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim, its share of Term Note A in a principal amount equal to the amount of its Allowed DIP Facility Claim.

      The Adequate Protection Claims held by any Prepetition Secured Lenders shall be deemed satisfied in full by payments made in accordance with and pursuant to the DIP Facility and the Amcast DIP Facility Order. Any replacement or other Liens created under the DIP Facility shall terminate and shall have no further force and effect as of the Effective Date, so long as all payments required to be made under the Amcast DIP Facility Order have been made.

            (b) Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing, or (iii) at the Reorganized Debtors' sole discretion, deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim; provided, however, that the Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim, or the remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty. Should the Debtors elect to pay the Allowed Priority Tax Claim over a period not exceeding six (6) years, payments shall be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at 6% per annum on the unpaid portion of such claim.

      4.2 Unimpaired Classes of Claims and Interests.

            (a) Class 1: Other Priority Claims. On, or as soon as reasonably practicable after, the latest of (i) the Effective Date, (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, or (iii) the date on which such Other Priority Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, either (A) Cash equal to the unpaid portion of such Allowed Other Priority Claim or (B) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing.

            (b) Class 9: Amcast Interests in Affiliates. Each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity and all Amcast Interests in Affiliates shall be preserved.

      4.3 Impaired Classes of Claims.

            (a) Class 2: Prepetition Secured Lender Claims.

      In full satisfaction of all Prepetition Secured Lender Claims under the Prepetition Secured Credit Agreement, the Line of Credit Documents, the Northwestern Note Agreement and the Principal Note Agreement (collectively, the "Prepetition Transaction Documents"), the Prepetition Secured Lenders shall receive the following after accounting for the sale of Lee Brass for a value of $5 million (as more fully described in the Disclosure Statement):

                  (i) their pro rata share of the $13 million Term Note A, minus the funded amount of the DIP Facility on the Effective Date, with the payment and lien priorities, terms and conditions set forth in the Term Note A Agreement;

                  (ii) their pro rata share of the $51 million Term Note B with the payment and lien priorities, terms and conditions set forth in the Term Note B Agreement; and

                  (iii) their pro rata share of 100% of the New Amcast Common
            Stock issued as of the Effective Date (as Amcast Interests will be canceled pursuant to Section 4.4 of the Plan).

      The pro rata interests of the Prepetition Secured Lenders in the New Amcast Common Stock, Term Note A and Term Note B shall only be traded as a "unit" as set forth in the New Shareholders' Agreement. The Prepetition Secured Lenders shall receive the distributions provided for in this Section 4.3 of the Plan in full satisfaction, settlement, release, and discharge of and exchange for all Claims arising under the Prepetition Transaction Documents, including their Secured Claim and their Unsecured Deficiency Claim. The Unsecured Deficiency Claim of the Prepetition Secured Lenders will be classified in Class 5 for voting purposes, but the Prepetition Secured Lenders shall not receive any recovery on account of such Unsecured Deficiency Claim, effective if and only if the Plan is confirmed and becomes effective, and will have no interest in the Creditor Trust Assets to be distributed to holders of Allowed Class 5 Claims.

            (b) (i) Class 3: Other Secured Claims. On the Effective Date, at the option of the Reorganized Debtors, either (A) the legal, equitable, and contractual rights of each holder of an Allowed Other Secured Claim shall be Reinstated in accordance with the provisions of 11 U.S.C. Section 1124(2), provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, covenants regarding corporate existence, or covenants prohibiting certain transactions or actions contemplated by the Plan or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order for a Claim to be considered Reinstated; (B) each holder of an Allowed Other Secured Claim shall (I) retain the Liens securing such Allowed Other Secured Claim and (II) receive deferred Cash payments totaling at least the amount of such Allowed Other Secured Claim, of a value, as of the Effective Date, of at least the value of such holder's interest in the Estate's interest in such property; (C) the collateral securing such Allowed Other Secured Claim shall be surrendered to the holder of such Allowed Other Secured Claim; or (D) each holder of an Allowed Other Secured Claim shall be paid in full in Cash on the Effective Date. The Debtors' failure to object to any Other Secured Claim in the Chapter 11 Case shall be without prejudice to the Debtors' or the Reorganized Debtors' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Other Secured Claimholder. Notwithstanding Section 1141(c) of the Bankruptcy Code or any other provision of the Bankruptcy Code, all pre petition Liens on property of any Debtor held with respect to an Other Secured Claim shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements governing such Claim until such Allowed Claim is paid in full. Nothing in this Section 4.3(b) of the Plan or elsewhere in the Plan shall preclude the Debtors or the Reorganized Debtors from challenging the validity of any alleged Lien on any asset of a Debtor or the value of the property that secures any alleged Lien.

                  (i) Subclass 3(i): Mechanics Lien Secured Claims. The holders of Allowed Mechanics Lien Secured Claims shall, at the option of the Reorganized Debtors, receive the treatment specified in Section 4.3(b)(i)(A), (B), (C), or (D) of the Plan above.

            (c) Class 4: Key Continuing Vendor Claims.

      Each Allowed Key Continuing Vendor Claim will be Allowed in the amount set forth and paid in accordance with the terms of the Trade Agreement executed between the Debtors and the Critical Vendor in accordance with the terms of the Critical Vendor Order.

      Payments scheduled to be made by the Debtors pursuant to the Trade Agreement and Critical Vendor Order shall continue to be made by the Reorganized Debtors following the Effective Date. Any other unsecured Claim that is, or otherwise could have been, asserted by the holder of such Key Continuing Vendor Claim will be disallowed.

            (d) Class 5: General Unsecured Claims. In full satisfaction, settlement, release and discharge of General Unsecured Claims, there shall be paid, conveyed and/or assigned to the Creditor Trust for the benefit of the holders of Allowed General Unsecured Claims (other than the Unsecured Deficiency Claim held by the Prepetition Secured Lenders), the Creditor Trust Assets. Proceeds realized from the receipt and/or disposition of Creditor Trust Assets, together with the Cash Investment Yield realized therefrom, and after payment of costs and expenses of the Creditor Trust, shall be paid to holders of General Unsecured Claims (other than the Unsecured Deficiency Claim held by the Prepetition Secured Lenders) on a pro rata basis in accordance with procedures set forth in the Creditor Trust Agreement to be filed as part of the Plan Supplement. Although the Unsecured Deficiency Claim held by the Prepetition Secured Lenders is included within Class 5 for voting purposes, no distribution will be made on account of the Unsecured Deficiency Claim from the Creditor Trust or otherwise under the Plan.

            (e) Class 6: Intercompany Claims. No holders of an Intercompany Claim shall receive or retain any property under the Plan on account of such Claim and all Intercompany Claims shall be discharged as of the Effective Date.

            (f) Class 7: Non Compensatory Damages Claims. The holders of Non Compensatory Damages Claims shall not receive or retain any property under the Plan on account of such Claims. All Non Compensatory Damages Claims shall be discharged as of the Effective Date.

      4.4 Impaired Classes of Interests.

            (a) Class 8: Amcast Interests. All Amcast Interests of any kind, including without limitation, the Old Amcast Common Stock, or any warrants or other agreements to acquire the same (whether or not arising under or in connection with any employment agreement), shall be cancelled as of the Effective Date and the holders thereof shall not receive or retain any property under the Plan on account of such Interests.

      4.5 Reservation of Rights Regarding Claims. Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

                                    ARTICLE V

                       ACCEPTANCE OR REJECTION OF THE PLAN

      5.1 Impaired Classes of Claims and Interests Entitled to Vote. Holders of Claims and Interests in each Impaired Class of Claims or Interests are entitled to vote as a Class to accept or reject the Plan, other than Classes that are deemed to reject the Plan as provided in Sections 5.4 of the Plan. Accordingly, the votes of holders of Claims in Classes 2, 3, 4, and 5 shall be solicited with respect to the Plan.

      5.2 Acceptance by an Impaired Class. In accordance with Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two thirds (2/3) in dollar amount and more than one half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

      5.3 Presumed Acceptances by Unimpaired Classes. Classes 1 and 9 are Unimpaired under the Plan. Under Section 1126(f) of the Bankruptcy Code, holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan, and the votes of such Unimpaired Claimholders shall not be solicited.

      5.4 Classes Deemed to Reject Plan. Holders of Claims and Interests in Classes 6, 7, and 8 are not entitled to receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, such holders are deemed to have rejected the Plan, and the votes of such holders shall not be solicited.

      5.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors shall request Confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any Exhibit, including to amend or modify it to satisfy the requirements of Section 1129(b) of the Bankruptcy Code, if necessary.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

      6.1 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors. Except as otherwise provided herein (including with respect to the Restructuring Transactions), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity entitled to all of the benefits and protections provided in the Confirmation Order, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except for cash and other assets paid, conveyed and/or assigned to the Creditor Trust as provided in Section 4.3(d) of the Plan, as of the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in such Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

      6.2 Articles of Incorporation, Code of Regulations, and/or Operating Agreement. The Articles of Incorporation and/or Operating Agreement, and/or Code of Regulations of each Debtor, as applicable, shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Articles of Incorporation and/or Operating Agreement, and/or Code of Regulations, as applicable, of the Reorganized Debtors shall be in substantially the forms of such documents included in the Plan Supplement.

      6.3 Restructuring Transactions.

            (a) Restructuring Transactions Generally. On or after the Confirmation Date, the applicable Debtors or Reorganized Debtors may enter into such restructuring transactions and may take such actions as the Debtors or Reorganized Debtors may determine to be necessary or appropriate to effect a corporate restructuring of their respective business or simplify the overall corporate structure of the Reorganized

      Debtors (collectively, the "Restructuring Transactions"), all to the extent not inconsistent with any other terms of the Plan. Such Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolutions containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (3) the filing of appropriate certificates or articles of merger, consolidation, dissolution or change in corporate form pursuant to applicable state law; and (4) all other actions that may be required by applicable state law in connection with such transactions. Consistent with
      Section 6.3(b) of the Plan, with respect to any Debtor or Reorganized Debtor, the documents implementing any Restructuring Transaction shall clearly grant to creditors of such Debtor or Reorganized Debtor status as third party beneficiaries to enforce rights granted in this Plan against the surviving, resulting or acquiring corporation or entity.

            (b) Obligations of Any Successor in a Restructuring Transaction. The Restructuring Transactions may result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor thereby receiving all of the benefits and protections under the Plan, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

            (c) Environmental Responsibilities. Nothing in the Plan or the Confirmation Order constitutes an approval or disapproval of any post-confirmation transfers of the Debtors' properties. To the extent that environmental liability exists with respect to any property currently owned and/or operated by a particular Debtor (the "Owner and/or Operator"), no post-confirmation restructuring transaction shall be consummated which has the effect of relieving the current Owner and/or Operator of such environmental obligations as it may have under the applicable provisions of federal and state law.

            (d) Characterization as a Tax-free Reorganization. The Debtors and Reorganized Debtors intend for the Restructuring Transactions to qualify as tax-free reorganizations pursuant to Internal Revenue Code section 368(a) and the Treasury Regulations thereunder.

      6.4 Funding. On the Effective Date, the Exit Facility, as evidenced by a new revolving credit facility, new revolving promissory notes, if requested by any of the lenders under the Exit Facility, a Term Note A and a Term Note B reflecting an amendment and restatement of the obligations arising under the DIP Facility and the Prepetition Transaction Documents consistent with the treatment set forth herein, and all other documents, instruments, and agreements to be entered into, delivered, or confirmed thereunder or in connection therewith on the Effective Date, shall become effective. The new revolving promissory notes issued and all obligations thereunder shall be repaid as set forth in such notes, the Exit Facility and related documents.

      6.5 Cancellation of the Prepetition Transaction Documents and Issuance of New Senior Notes. On the Effective Date and after receipt of all distributions under the Plan to which the Prepetition Secured Lenders are entitled, except as otherwise provided for herein and in the amended and restated credit agreement evidencing the Exit Facility, (a) the Prepetition Transaction Documents and any other related agreement evidencing or creating any indebtedness or obligation of any of the Debtors shall be cancelled, and (b) the obligations of the Debtors under the Prepetition Transaction Documents and any other note, bond, or indenture evidencing or creating any indebtedness or obligations of Amcast to the Prepetition Secured Lenders shall be discharged, as of the Effective Date.

      The Prepetition Secured Lenders shall receive in satisfaction of Claims related to the Prepetition Transaction Documents, in addition to the New Amcast Common Stock described in Section 6.7 of the Plan, their pro rata share of Term Note A (net of the amount distributed to the holders of Allowed DIP Facility Claims), and Term Note B, with the payment and lien priorities, terms and conditions as set forth in Exhibit A to this Plan.

      6.6 Cancellation of Old Securities and Agreements. On the Effective Date, except as otherwise provided for herein, (a) the Old Securities and any other note, bond, or indenture evidencing or creating any indebtedness or obligation of any of the Debtors shall be cancelled, and (b) the obligations of Amcast under any agreements, indentures, or certificates of designations governing the Old Securities and any other note, bond, or indenture evidencing or creating any indebtedness or obligation of Amcast shall be discharged.

      6.7 Authorization and Issuance of New Securities.

            (a) The Reorganized Debtors shall, in accordance with the New Shareholders' Agreement and subject to the terms and conditions set forth therein, (i) authorize on the Effective Date all shares of New Amcast Common Stock necessary to consummate the transactions contemplated herein; and (ii) issue on the applicable Distribution Dates shares of New Amcast Common Stock representing 100% of the fully diluted shares of New Amcast Common Stock to the Prepetition Secured Lenders in accordance with their pro rata interest.

            (b) The New Amcast Common Stock issued under the Plan shall be subject to dilution based upon any other shares of New Amcast Common Stock issued post emergence.

            (c) The New Amcast Common Stock to be issued and distributed pursuant to the Plan shall be issued as partial satisfaction of Allowed Claims in Class 2 and shall be exempt from registration under applicable securities laws pursuant to Section 1145 of the Bankruptcy Code or other applicable exemption.

      6.8 Directors of Reorganized Debtors. The initial board of directors of Reorganized Amcast shall be comprised of five (5) members to be selected by the New Shareholders of Reorganized Amcast in accordance with the New Shareholders Agreement. These individuals will be identified in the Plan Supplement.

      6.9 Officers of Reorganized Debtors. The current officers of the Debtors shall serve initially in the same capacities after the Effective Date for the Reorganized Debtors as prior to the Effective Date, until replaced or removed in accordance with the Articles of Incorporation and Code of Regulations of the Reorganized Debtors and their respective employment agreements.

      6.10 Revesting of Assets; Releases of Liens; Effective Date Restructurings. Except for the Creditor Trust Assets, the property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan shall revest in the applicable Debtor on the Effective Date. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all such property of each Reorganized Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order.

      6.11 Indemnification of Debtors' Directors, Officers, and Employees. Upon the Effective Date, the Articles of Incorporation, Code of Regulations and Operating Agreement, as applicable, of the Reorganized Debtors shall, if necessary, be amended so that they contain provisions that (i) eliminate the personal liability of the Debtors' former, present, and future directors and officers for monetary damages resulting from breaches of their fiduciary duties (other than for willful misconduct or gross negligence), and (ii) require such Reorganized Debtors, subject to appropriate procedures, to indemnify those of the Reorganized Debtors' directors, officers, and other key employees serving immediately following the Effective Date for all claims and actions (other than for willful misconduct or gross negligence), including, without limitation, for pre-Effective Date acts and omissions. Notwithstanding anything herein, no actions will be permitted to amend documents or eliminate personal liability of any party with respect to the Creditor Trust Causes of Action or any claim for breach of fiduciary duty with respect to the defined benefit pension plan covered by ERISA (as defined in Section 7.5 of the Plan).

      6.12 Preservation of Rights of Action and Waiver of Certain Avoidance Actions. Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, on the Effective Date, each Debtor or Reorganized Debtor shall retain all of its respective Litigation Rights that such Debtor or Reorganized Debtor may hold against any Person, including without limitation, the Litigation

Rights identified in Exhibit F attached hereto and any claims that the Debtors or Reorganized Debtors may have against any employee (other than any director or officer), including without limitation, claims based upon an alleged breach of a confidentiality, non-compete or any other contractual or fiduciary obligation; provided, however, that there shall be assigned exclusively to the Creditor Trust for the benefit of the holders of Allowed General Unsecured Claims the Creditor Trust Causes of Action. The Reorganized Debtors will have no rights or interests in the Creditor Trust Causes of Action. Each Debtor or Reorganized Debtor shall retain and may enforce, prosecute, settle, or compromise (or decline to do any of the foregoing) all such Litigation Rights. Each Debtor or Reorganized Debtor or its respective successor(s) may pursue such retained Litigation Rights as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights in accordance with applicable law and consistent with the terms of the Plan. On the Effective Date, the Reorganized Debtors (or, with respect to the Creditor Trust Causes of Action, the Creditor Trust) shall succeed to all of the rights, privileges and immunities of the Debtors, including, without limitation, the attorney client privilege and the time periods in which any claims may be brought under Sections 108 and 546 of the Bankruptcy Code or otherwise; provided, however, the Creditor Trust shall not succeed to the Debtors' attorney-client privilege. Notwithstanding any of the foregoing to the contrary, the Debtors shall on the Effective Date of the Plan waive and release all Persons who are not "insiders" within the meaning of Section 101(31) of the Bankruptcy Code from any claim or cause of action under Sections 510, 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code (other than with respect to any such claim or cause of action that is a Creditor Trust Cause of Action, which are hereby preserved).

      The list of actions specifically identified on Exhibit F is not exhaustive and if a specific cause of action or defendant is not identified thereon, it is because such action or defendant is not known to the Debtors at this time. On behalf of the Debtors and their Estates, the Debtors preserve for the Reorganized Debtors the rights to any other Litigation Rights that may be identified on or after the Effective Date during litigation and discovery. Exhibit F to the Plan is hereby incorporated by reference as if fully set forth herein.

      6.13 Effectuating Documents; Further Transactions. The chief executive officer, the president, the chief financial officer, or any other appropriate officer of the Reorganized Debtors, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

      6.14 Exemption From Certain Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person in the United States pursuant to the Plan, including any Liens granted by the Debtors to secure the Exit Facility and the New Senior Notes, shall not be taxed under any law imposing a stamp tax or other similar tax. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement distributions under the Plan, including the documents contained in the Plan Supplement.

      6.15 Corporate Action. On the Effective Date, the adoption and/or filing of the Articles of Incorporation of the Reorganized Debtors and the Code of Regulations of the Reorganized Debtors, the appointment of directors and officers of the Reorganized Debtors, and all actions contemplated hereby shall be authorized and approved in all respects pursuant to the Plan. All matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the shareholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the board of directors or managing member of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities, and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors without the need for any approvals, authorizations or consents except for express consents required under this Plan.

      6.16 Sale of Stowe, Pennsylvania Property. The Reorganized Debtors shall have the right, in their sole discretion, to retain for their use, sell, donate or abandon (subject to compliance with applicable environmental laws and regulations) the Stowe, Pennsylvania Property. In the event the Stowe, Pennsylvania Property is sold, fifty percent (50%) of the Net Stowe Proceeds realized from such sale shall be paid to the Creditor Trust for the benefit of the holders of Allowed Claims in Class 5. As used herein, the term "Net Stowe Proceeds" shall mean the amount of gross proceeds realized from the sale, less any amounts required to satisfy liens on the property and any and all carrying costs, including, without limitation, taxes, environmental costs, brokerage fees, appraisal fees, and legal fees incurred on and after the Effective Date of the Plan through a closing of the sale.

      6.17 The Creditor Trust.

      (a) On the Effective Date, the Creditor Trust shall be created, settled, and exist pursuant to its declaration of trust.

      (b) On the Effective Date, the Debtors shall transfer all right, title, and interest to the Creditor Trust Assets to the Creditor Trust, and all Creditor Trust Assets shall automatically and irrevocably vest in the Creditor Trust without further action on the part of the Debtors, the Reorganized Debtors, or the Liquidating Trustee, and with no reversionary interest in the Debtors or the Reorganized Debtors.

      (c) The Liquidating Trustee.

            (i) The Liquidating Trustee shall be designated by the Creditors' Committee, subject to the approval of the Bankruptcy Court and the consent of the Debtors, which consent shall not be unreasonably withheld. The Liquidating Trustee shall be independent of the Debtors and the Reorganized Debtors. The Creditors' Committee shall file a notice at least ten (10) days prior to the Confirmation Hearing designating the person selected as Liquidating Trustee, and shall include an affidavit from the proposed Liquidating Trustee demonstrating that such individual is "disinterested" (within the meaning of Section 101(14) of the Bankruptcy Code). For the purposes of this paragraph, no person shall be deemed not "disinterested" merely as a consequence of serving as a professional retained by the Committee in the Chapter 11 Cases. If approved by the Bankruptcy Court, the person so designated shall become the Liquidating Trustee on the Effective Date. The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights, and obligations set forth in the Creditor Trust Agreement.

            (ii) The Liquidating Trustee shall have full authority to take any steps necessary to administer the Trust, including, without limitation, the duty and obligation to (A) liquidate Creditor Trust Assets, (B) make and file objections to Claims in Class 5 or other Classes pursuant to authority granted herein and resolve Disputed Claims in Class 5; (C) make distributions provided under the Plan to holders of Allowed Claims in Class 5. The Liquidating Trustee may retain such professionals as it deems necessary to accomplish these tasks. With respect to its authority to liquidate the Creditor Trust Assets, the Liquidating Trustee may enter into agreements and settlements.

      (d) The Trust Advisory Board.

            (i) An advisory board (the "Trust Advisory Board") shall be created for the Creditor Trust and shall be comprised of up to three (3) members, each of whom shall be designated by the Creditors' Committee. The Creditors' Committee shall give the Debtors written notice of the identities of such members and file such notice with the Bankruptcy Court on a date that is not less than ten (10) days prior to the Confirmation Hearing.

            (ii) The Trust Advisory Board shall adopt such bylaws as it may deem appropriate. The Liquidating Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the Creditor Trust.

            (iii) The Liquidating Trustee and members of the Trust Advisory Board shall be entitled to compensation and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Creditor Trust in accordance with the Creditor Trust Agreement. Such compensation and reimbursement shall be payable solely from the Creditor Trust.

            (iv) The Liquidating Trustee may be removed by the Bankruptcy Court for cause shown or pursuant to the terms of the Creditor Trust Agreement. In the event of the resignation or removal of the Liquidating Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Liquidating Trustee.

            (v) Upon the certification by the Liquidating Trustee that all Creditor Trust Assets have been liquidated, distributed, abandoned, or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

      (e) Expenses incurred after the Effective Date associated with the administration of the Creditor Trust, including those rights, obligations, and duties described in the Plan, shall be the sole responsibility of, and paid by, the Creditor Trust, and may be paid without Court approval.

      (f) The Creditor Trust Agreement may include reasonable and customary indemnification provisions and any such indemnification shall be the sole responsibility of, and be paid by, the Creditor Trust.

      (g) Upon the transfer of the assets to the Creditor Trust, the Debtors, their Estates, the Reorganized Debtors, and the Disbursing Agent shall have no other or further rights or obligations with respect to the Creditor Trust except as specifically set forth in the Plan. Notwithstanding the foregoing, the Reorganized Debtors and any acquiror of the Reorganized Debtors' assets shall, upon reasonable notice, make available to the Liquidating Trustee reasonable access during normal business hours to personnel and books and records of the Debtors or Reorganized Debtors to enable the Liquidating Trustee to perform the Liquidating Trustee's tasks under the Creditor Trust Agreement and Plan; provided, however that none of the Reorganized Debtors or any acquiror of the Reorganized Debtors' assets shall be required to make expenditures in response to such requests determined by them to be unreasonable. None of the Reorganized Debtors or an acquiror of the Reorganized Debtors' assets shall be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this paragraph. No requests for such assistance may interfere with the operations of the Reorganized Debtors or the operations of any entity that acquires any of the Reorganized Debtors' assets.

      (h) The Creditor Trust generally is intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors or claimants within the meaning of Treasury Regulations Section 301.7701-4(d) and in accordance with IRS Revenue Precedent 94-45. Accordingly, the distributions to the Creditor Trust in respect of holders of Allowed Class 5 Claims shall be treated for all purposes of the Internal Revenue Code as (i) a transfer of such distribution to such creditors who are the beneficiaries of the Creditor Trust; and (ii) a transfer to the Creditor Trust by the beneficiary-creditors, who will be treated as the grantors and deemed owners of the Creditor Trust Assets. The Liquidating Trustee shall be responsible for filing all federal, state and local tax returns for the Creditor Trust as a grantor trust pursuant to applicable Treasury Regulations, and any income of the Creditor Trust will be treated as subject to tax on a current basis.

      (i) The Creditor Trust Agreement will provide that the Liquidating Trustee may pay taxes from the Creditor Trust Assets as appropriate. In addition, the Creditor Trust Agreement will require consistent valuation of the property contributed to the Creditor Trust by the Liquidating Trustee and the beneficiaries-creditors for all federal income tax purposes. The Creditor Trust Agreement will provide that the sole purposes of the Creditor Trust will be to
(i) collect and maintain any Creditor Trust Assets for the benefit of beneficiaries-creditors, (ii) liquidate (including objecting to Claims pursuant to the provisions of the Plan and determining the proper recipients and amounts of distributions to be made from the Creditor Trust) and distribute the assets transferred to it for the benefit of the beneficiaries-creditors who are determined to hold Allowed Class 5 Claims as expeditiously as reasonably possible, (iii) not engage in any trade or business, and (iv) terminate upon the completion of such liquidation and distribution. The Creditor Trust Agreement shall provide that termination of the trust shall occur no later than five (5) years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Creditor Trust to complete its claims resolution and liquidating purpose. The Creditor Trust Agreement shall also limit the investment powers of the Liquidating Trustee in accordance with IRS Revenue Procedure 94-45 and shall also limit the investment powers of the Liquidating Trustee in accordance with IRS Revenue Procedure 94-45 and shall require the Creditor Trust to distribute at least annually to the beneficiary-creditors (as such may have been determined at such time) its net income (net of Taxes paid, if any), except for amounts retained as reasonably necessary to maintain the value of the Creditor Trust Assets or to meet claims and contingent liabilities.

      6.18 Preservation of Creditor Trust Causes of Action. On the Effective Date, all Creditor Trust Causes of Action shall be preserved and shall vest in the Creditor Trust. Specific causes of action included in the Creditor Trust Causes of Action consist of the potential actions described and identified on Exhibit G to the Plan and on Appendix G to the Disclosure Statement. The list of actions specifically identified on Exhibit G is not exhaustive and if a specific cause of action or defendant is not identified thereon, it is because such action or defendant is not known to the Creditors' Committee at this time. On behalf of the Debtors and their Estates, the Debtors preserve for the Creditor Trust the rights to any other Creditor Trust Causes of Action that may be identified on or after the Effective Date during litigation and discovery. Exhibit G to the Plan is hereby incorporated by this reference as if fully set forth herein.

                                   ARTICLE VII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      7.1 Deemed Rejection of Executory Contracts and Leases.

            (a) Except as otherwise provided in the Plan, or as identified in any pending motion to reject, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have rejected each executory contract and unexpired lease to which it is a party unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of any pending motion, including to assume, to assume on modified terms, to reject or to make any other disposition filed by a Debtor on or before the Confirmation Date, or (iv) is listed on the schedule of executory contracts to be assumed by the Debtors, attached as part of the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365(a) of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Effective Date.

            (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property, shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements have been rejected pursuant to an order of the Bankruptcy Court.

            (c) To the extent that any executory contract or unexpired lease to which one of the Debtors is a party is contributed to another entity and is listed on the schedule of executory contracts to be assumed by the Debtors, such executory contract or unexpired lease shall be deemed assumed and assigned to such entity on the Effective Date, unless such contract or lease (i) was previously rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of any pending motion to make any other contrary disposition on or before the Confirmation Date.

      7.2 Cure Payments Related to Assumption of Executory Contracts and Leases. Any Cure amounts that the Debtors believe are associated with executory contracts or unexpired leases proposed to be assumed will be set forth in the Plan Supplement. Such Cure amounts will be paid by the Debtors in cash in full on the Effective Date, or as soon as practicable thereafter, to the respective parties owed such amounts, in accordance with Section 365(b)(1) of the Bankruptcy Code, except that in the event of a dispute regarding the amount of any Cure payments, the Cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made by the Debtors only after the entry of a Final Order of the Bankruptcy Court resolving the dispute or after the parties have otherwise reached agreements. If a party disputes the Cure amount set forth in the Plan Supplement (or if no Cure amount is indicated as being owed in the Plan Supplement for a particular executory contract or unexpired lease and an affected party believes there is a Cure amount owing), or otherwise objects to assumption pursuant to Section 365(b)(1) of the Bankruptcy Code and pursuant to the Plan, then the affected party(ies) to the executory contract or unexpired lease should file a written objection and serve it upon the Debtors' counsel, which objection should be filed and served so as to be received three (3) days prior to the scheduled Confirmation Hearing. A party's failure to file and serve such an objection three (3) days prior to the Confirmation Hearing will be deemed a waiver of any objection to assumption or to the Cure amounts set forth in the Plan Supplement, and the Debtors will present an order to the Court at the Confirmation Hearing that will provide for approval of the assumption and the Cure amounts, as set forth in the Plan Supplement, which order will be binding on parties in interest receiving the Plan Supplement.

      7.3 Right to Assume Contracts and Leases. The Debtors reserve the right, at any time up to two (2) business days prior to Confirmation to file a motion to assume any executory contract or unexpired lease to which any Debtor is a party regardless of whether such contract was previously on the schedule of executory contracts to be assumed, subject to a subsequent hearing which may occur at the Confirmation Hearing or a later date. Any executory contracts or unexpired leases that expire by their terms prior to the Effective Date are deemed to be rejected.

      7.4 Rejection Damages Bar Date. If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors and counsel to the Creditors Committee, within thirty (30) days after (i) entry of the order authorizing the rejection of such executory contract or unexpired lease, or (ii) the Effective Date, as applicable. The foregoing applies only to Claims arising from the rejection of an executory contract or unexpired lease; any other Claims held by a party to a rejected contract or lease shall have been evidenced by a Proof of Claim filed by earlier applicable Bar Dates or shall be barred and unenforceable.

    7.5   Compensation and Benefit Programs.

            (a) With the exception of (I) the Debtors' defined benefit pension plan covered by Title IV of the Employee Retirement Security Act of 1974, as amended ("ERISA") for which the Debtors have received approval for a distress termination pursuant to the provisions of Section 4041 of ERISA, and (II) two (2) defined contribution plans providing for qualified cash or deferred arrangements, as described in section 401(k) of the Internal Revenue Code, and except to the extent an employee compensation or benefit program of any of the Debtors (i) has been previously assumed or rejected by an order of the Bankruptcy Court on or before the Confirmation Date, or
      (ii) is the subject of a pending motion to assume filed by a Debtor on or before the Confirmation Date, or (iii) has been previously terminated, or
      (iv) has been provided for in subsections (b) and (c) of this Section 7.5, all employee compensation and benefit programs of the Debtors, including all pension and retirement plans (including, without limitation, each of the Debtors' supplemental executive retirement plans, health and welfare plans) and all programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected under the Plan, subject to the Debtors' compliance with the provisions of Sections 1113 and 1114 of the Bankruptcy Code, to the extent applicable.

            (b) The Agreed Order Authorizing Debtors to Implement Key Employee Retention Program, entered by the Bankruptcy Court on February 14, 2005 shall be incorporated herein by reference and all rights, claims, interests, entitlements, and obligations of the Debtors under such order and under the KERP Plan approved by such order shall continue in full force and effect as obligations of the Reorganized Debtors.

            (c) The provisions of the Bankruptcy Court's Order Authorizing the Debtors to Pay Prepetition Wages, Compensation and Employee Benefits, entered on December 3, 2004 (the "Employee Benefits Order"), shall remain in effect until the Effective Date of the Plan. In accordance with the Employee Benefits Order, Debtors shall, in the ordinary course of business, pay all valid prepetition claims, assessments and premiums arising under their benefits program(s).

            (d) The provisions of the Bankruptcy Court's Order Authorizing Continuation of Workers' Compensation and Employers' Liability Program and Policies and payment of Certain Prepetition Obligations in Respect Thereof, entered on December 3, 2004 (the "Workers' Compensation Order"), shall remain in effect until the Effective Date of the Plan. In accordance with the Workers' Compensation Order, discretionary authority was provided to the Debtors to pay certain prepetition obligations arising under their workers' compensation policies. In accordance with such discretion, the Debtors have paid the prepetition workers' compensation obligations in states in which they will continue their operations and have opted not to pay such prepetition obligations in other states where they no longer operate or will discontinue operations. Claims based on prepetition workers' compensation obligations in states in which the Reorganized Debtors will not operate will be discharged under the terms of the Plan. Claims based on prepetition workers' compensation obligations in states in which the Reorganized Debtors will continue to operate will be paid in the Debtors' discretion after the Effective Date.

    7.6   Indemnification Obligations.

            (a) In addition to Indemnification Obligations that are contained in contracts that are assumed by the Debtors, Indemnification Obligations owed to any present Professionals retained by the Debtors pursuant to Sections 327 or 328 of the Bankruptcy Code and Indemnification Obligations owed to directors and officers who were employed with or who served the Debtors as of the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan. All other Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code under the Plan pursuant to the Confirmation Order (unless assumed or rejected by another Final Order).

            (b) With respect to the rights of all present and former directors, officers and employees of the Debtors who are entitled to assert against the Debtors any Indemnification Obligation in respect of any claims, demands, suits, causes of action or proceedings against such individuals based upon any act or omission related to such individuals' service (other than for willful misconduct or gross negligence) with, for, or on behalf of the Debtors (the "Indemnification Rights"): (i) all Indemnification Rights shall be released and discharged as of the Effective Date except for those Indemnification Rights held by any officers and directors who were employed with or who served the Debtors on or after the Petition Date (the "Indemnitees") for whom Indemnification Obligations are assumed pursuant to Section 7.6(a) of the Plan and any Indemnitee that serves as a director, officer or employee of the Reorganized Debtors immediately following the Effective Date together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Petition Date (the "Continuing Indemnification Rights") (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Case); (ii) the Debtors or the Reorganized Debtors covenant to maintain directors' and officers' insurance providing coverage for all Indemnitees for a period of two (2) years after the Effective Date in at least the scope and amount as currently maintained by the Debtors, shall maintain tail coverage under policies in existence as of the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims demands, suits, causes of action, or proceedings against such Persons based upon any act or omission related to such Person's service with, for or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the "Insurance Coverage") and hereby further indemnify such Indemnitees for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy; (iii) the insurers who issue the Insurance Coverage are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Indemnification Rights and Continuing Indemnification Rights; and (iv) the Debtors or the Reorganized Debtors hereby indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

    7.7 Extension of Time to Assume or Reject. Notwithstanding anything set forth in Article VII of the Plan to the contrary, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the Debtors' right to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired. The deemed rejection provided for in Section 7.1(a) of the Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtors following the Bankruptcy Court's determination that the contract is executory or the lease is unexpired.

    7.8 Claims Arising From Assumption or Rejection. All Allowed Claims arising from the assumption of any executory contract or unexpired lease shall be treated as Administrative Claims pursuant to Section 4.1(a) of this Plan; all Allowed Claims arising from the rejection of an executory contract or unexpired lease shall be treated as General Unsecured Claims pursuant to Section 4.3(d) of this Plan unless otherwise ordered by Final Order of the Bankruptcy Court; and all other Allowed Claims relating to an executory contract or unexpired lease shall have such status as they may be entitled to under the Bankruptcy Code as determined by Final Order of the Bankruptcy Court.

                                  ARTICLE VIII

                       PROVISIONS GOVERNING DISTRIBUTIONS

    8.1 Distributions for Claims Allowed as of Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims as of the applicable Distribution Date shall be made on or as soon as practicable after the applicable Distribution Date. Distributions on account of Claims that first become Allowed Claims after the applicable Distribution Date shall be made pursuant to Section
9.3 of the Plan. The Debtors shall have the right, in their discretion, to accelerate any Distribution Date occurring after the Effective Date if the facts and circumstances so warrant.

    8.2   Distributions in Respect of Class 5 General Unsecured Claims;
Creditor Trust. Distributions of cash to holders of Allowed Claims in Class 5 on account of such Claims will be made from the Creditor Trust on the dates and in accordance with procedures specified in the Creditor Trust Agreement. In determining distributions prior to the final allowance or disallowance of all Class 5 Claims, the Liquidating Trustee shall reserve funds as if all Claims that have not been finally Allowed or disallowed will ultimately be Allowed in their Face Amount.

    8.3 Interest on Claims. Unless otherwise specifically provided for in the Plan, the Confirmation Order or as part of any Adequate Protection Claims, or required by applicable bankruptcy law, post Petition Date interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

    8.4 Designation; Distributions by Disbursing Agent in Respect of Claims in Classes Other Than Class 5.

            (a) The Reorganized Debtors may, in their sole discretion, designate the Person to serve as the Disbursing Agent under the Plan with respect to Claims in Classes other than Class 5, and shall file a written notice of such designation at least five (5) days before the Confirmation Hearing.

            (b) Unless otherwise provided herein, the Disbursing Agent shall make all distributions required to be made on the respective Distribution Date under the Plan.

            (c) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out of pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

    8.5 Means of Cash Payment. Cash payments made pursuant to the Plan shall be in United States dollars, by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

    For purposes of effectuating distributions under the Plan, any claim asserted in foreign currency shall be converted to United States dollars pursuant to the published exchange rate in effect on the Petition Date.

    8.6 Intentionally Omitted.

    8.7   Calculation of Distribution Amounts of New Amcast Common Stock.

    The Amended and Restated Certificate of Incorporation of Reorganized
Amcast (the "Amended Certificate") will provide that, as of the Effective Date, Reorganized Amcast will be authorized to issue 1,000 shares of New Amcast Common Stock, par value $.01 per share. Reorganized Amcast will issue 1,000 shares of New Amcast Common Stock to holders of Claims in Class 2, which will represent 100% of the outstanding common stock of Reorganized Amcast. In addition to the New Amcast Common Stock to be issued pursuant to the Plan, Reorganized Amcast also will be authorized to issue additional shares of New Amcast Common Stock from time to time following the Effective Date, under the provisions of the Amended Certificate, the Amended By-Laws of Reorganized Amcast (the "Amended By-Laws") and applicable law.

    8.8 Delivery of Distributions to Holders of Claims in Classes Other Than Class 5. Distributions to holders of Allowed Claims in Classes other than Class 5 shall be made by the Disbursing Agent: (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of filing of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, and (d) in the case of a Prepetition Secured Lender Claim, to the Prepetition Secured Lender Agent. Distributions on account of Prepetition Secured Lender Claims shall be deemed complete upon delivery of such distributions to the Prepetition Secured Lender Agent. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Unless otherwise agreed between the Reorganized Debtors and the Disbursing Agent, amounts in respect of undeliverable distributions made by the Disbursing Agent shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second (2nd) anniversary of the Distribution Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. In the event of a timely claim for an unclaimed distribution, the Reorganized Debtors shall deliver the applicable unclaimed property to the Disbursing Agent for distribution pursuant to the Plan. Nothing contained in the Plan shall require any Debtor, any Reorganized Debtor, any Disbursing Agent or the Prepetition Secured Lender Agent to attempt to locate any holder of an Allowed Claim.

    8.9 Application of Distribution Record Date for Holders of Prepetition Secured Lender Secured Claims. At the close of business on the applicable Distribution Record Date, the register maintained by the Prepetition Secured Lender Agent shall be closed and there shall be no further changes in the listed holders of the Prepetition Secured Lender Claims. The Reorganized Debtors, the Disbursing Agent, the Prepetition Secured Lender Agent, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Prepetition Secured Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the register as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.

    8.10 Withholding and Reporting Requirements. In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (a) each holder of an Allowed Claim that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution, and (b) each holder of an Allowed Claim agrees to provide the Disbursing Agent with such information (e.g., taxpayer identification number) as the Disbursing Agent deems appropriate to fulfill its information reporting and withholding obligations.

    8.11 Setoffs. The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

    8.12 Prepayment. Except as otherwise provided in the Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

    8.13  Intentionally Omitted.

    8.14 Allocation of Distributions. All distributions received under the Plan by holders of Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim.

                                   ARTICLE IX

                       PROCEDURES FOR RESOLVING DISPUTED,
                     CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                       DISTRIBUTIONS WITH RESPECT THERETO

    9.1   Prosecution of Objections to Claims.

            (a) Objections to Claims. The Debtors and Reorganized Debtors will have the primary responsibility for the claims administration process, including claims objections. All objections to Claims must be filed with the Bankruptcy Court by the Claims Objection Deadline and promptly served on the holders of such Claims. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, and the Claim is not otherwise disputed pursuant to the terms of the Plan, the Claim to which the Proof of Claim or scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been allowed earlier. The Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code, regardless of whether any such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Liquidating Trustee, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanisms.

            (b) Authority to Prosecute Objections. After the Effective Date, only the Reorganized Debtors and the Liquidating Trustee shall have the authority to file objections to Claims and to settle, compromise, withdraw, or litigate to judgment objections to Claims, including Claims for reclamation under Section 546(c) of the Bankruptcy Code. The Liquidating Trustee may take such actions only with respect to Class 5 Claims or any Claim that could reasonably be expected to have an impact on the pool of Class 5 Claims. The Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court; provided, however, that with respect to Class 5 General Unsecured Claims or any Claims that could reasonably be expected to have an impact on the pool of Class 5 Claims, the Liquidating Trustee shall be provided notice and an opportunity to object to such settlement or compromise.

    9.2   Treatment of Disputed Claims.

    Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim or any portion thereof until such Claim becomes an Allowed Claim.

    9.3   Distributions on Account of Disputed Claims Once They are Allowed.
The Disbursing Agent shall, on the applicable Distribution Dates, make distributions on account of any Disputed Claim that has become an Allowed Claim. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Such distributions shall be based upon the cumulative distributions that would have been made to the holder of such Claim under the Plan if the Disputed Claim had been an Allowed Claim on the Effective Date in the amount ultimately Allowed.

                                    ARTICLE X

              CONDITIONS PRECEDENT TO AND CONSUMMATION OF THE PLAN

    10.1 Conditions to Effective Date. The following conditions precedent must be satisfied or waived on or prior to the Effective Date:

            (a) the Confirmation Order shall have been entered, and shall, among other things:

                  (i) be reasonably acceptable to the DIP Facility Agent, the Pre Petition Secured Lender Agent and the Creditors' Committee;

                  (ii) provide that the Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

                  (iii) authorize the issuance of the New Senior Notes and the
            New Amcast Common Stock; and

                  (iv) provide that notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan.

            (b) the Confirmation Order shall not be stayed, vacated, or reversed and shall become a Final Order;

            (c) the Certificates or Articles of Incorporation of the Reorganized Debtors, the Code of Regulations of the Reorganized Debtors, the Exit Financing, the New Senior Notes and any and all related documents agreements and instruments shall, to the extent any of such documents contemplates execution by one or more persons, have been executed and delivered by the respective parties thereto, and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived;

            (d) the Reorganized Debtors shall have arranged for and have a binding commitment for credit availability under the Exit Facility in amount, form, and substance acceptable to the Debtors and Prepetition Secured Lender Agent;

            (e) the Creditor Trust shall have been established and the Creditor Trust Assets shall have been transferred to the Creditor Trust.

            (f) all material authorizations, consents, and regulatory approvals required, if any, in connection with consummation of the Plan shall have been obtained; and

            (g) all material actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

    11.1 Scope of Retention of Jurisdiction. Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

            (a) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the holder), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

            (b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 327, 328, 330, 331, 503(b), 1103, and 1129(a)(4) of the
      Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors and the Creditor Trust shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

            (c) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

            (d) effectuate performance of and payments under the provisions of the Plan;

            (e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case, the Litigation Rights or the Creditor Trust Causes of Action;

            (f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

            (g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, provided, however, that any dispute arising under or in connection with the Exit Facility or the New Senior Notes shall be determined in accordance with the governing law designated by the applicable document;

            (h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

            (i) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

            (j) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

            (k) hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order;

            (l) enforce all orders, judgments, injunctions, releases, exculpations, Bankruptcy Rule 2004 subpoenas, indemnifications, and rulings entered in connection with the Chapter 11 Case;

            (m) except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

            (n) hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

            (o) hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

            (p) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

            (q)   enter a final decree closing the Chapter 11 Case.

    11.2 Failure of the Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Section
11.1 of the Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit, or limit the exercise of any other court having jurisdiction with respect to such matter.

    11.3  Preservation of Jurisdiction in Certain Non-Bankruptcy Forums.

            (a) Nothing in this Plan shall be construed as divesting a court or administrative body of its jurisdiction to adjudicate issues within its jurisdiction under environmental laws except that the Bankruptcy Court shall retain exclusive jurisdiction over the allowance or disallowance of Claims.

            (b) Nothing in this Plan shall be construed as divesting the exclusive jurisdiction of the National Labor Relations Board to adjudicate and liquidate unfair labor practice claims.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

    12.1  Professional Fee Claims; Expense Reimbursements.

            (a) All final requests for payment of Professional Fee Claims pursuant to Sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code and substantial contribution claims under Section 503(b)(3), (4), or
      (5) of the Bankruptcy Code must be filed and served on the Reorganized Debtors, their counsel, and other necessary parties in interest no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such requests for payment must be filed and served on the Reorganized Debtors, their counsel, and the requesting Professional or other Person no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for payment was served. Subject to allowance of final fee applications, the Debtors shall, on and after the Effective Date, pay professional fees incurred for the period prior to the Effective Date in accordance with such procedures as may be set forth in any Order establishing administrative procedures for interim compensation and reimbursement of expenses of professionals as may be entered by the Bankruptcy Court.

            (b) Each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay reasonable professional fees and expenses in connection with services rendered to it after the Effective Date.

    12.2 Administrative Claims. All requests for payment of an Administrative Claim (other than as set forth in Sections 4.1(a) and 12.1 and this Section 12.2 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors no later than forty five (45) days after the Effective Date. Unless the Debtors or the Liquidating Trustee object to an Administrative Claim within sixty (60) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors or the Liquidating Trustee object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to Administrative Trade Claims which are paid or payable by a Debtor in the ordinary course of business.

    12.3 Payment of Statutory Fees. All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date shall be paid by the Reorganized Debtors. The obligation of each of the Debtors to pay quarterly fees to the Office of the United States Trustee pursuant to Section 1930 of Title 28 of the United States Code shall continue until such time as the particular Chapter 11 case is closed, dismissed or converted.

    12.4 Modifications and Amendments. The Debtors may alter, amend, or modify the Plan under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date upon notice and an opportunity to object to the Creditors' Committee and the Prepetition Secured Lenders. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

    12.5 Severability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter or interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

    12.6 Successors and Assigns and Binding Effect. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such Person, including, but not limited to, the Reorganized Debtors and all other parties in interest in the Chapter 11 Case.

    12.7 Compromises and Settlements. From and after the Effective Date, the Reorganized Debtors may compromise and settle various Claims against them and/or Litigation Rights and other claims that they may have against other Persons without any further approval by the Bankruptcy Court, after notice and an opportunity to object has been provided to the Creditor Trust with respect to the compromise or settlement of Class 5 Claims, or any Claim that could reasonably be expected to impact the pool of Class 5 Claims. From and after the Effective Date, the Creditor Trust and the Liquidating Trustee may compromise or settle the Creditor Trust Causes of Action without approval of the Bankruptcy Court. Until the Effective Date, the Debtors expressly reserve the right to compromise and settle (subject to the approval of the Bankruptcy Court) Claims against them and Litigation Rights or other claims that they may have against other Persons.

    12.8 Releases and Satisfaction of Subordination Rights. All Claims against the Debtors and all rights and claims between or among the holders of Claims relating in any manner whatsoever to any claimed subordination rights shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Sections 4.1, 4.2, and/or 4.3 of the Plan. Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

    12.9  Releases and Related Matters.

            (a) Releases by Debtors. As of the Effective Date, for good and valuable consideration and in return for the compromises embodied in the Plan, the receipt and adequacy of which are hereby confirmed, the Debtors, the Reorganized Debtors and any Person seeking to exercise the rights of the Debtors' Estate, including, without limitation, any successor to the Debtors or any estate representative appointed or selected pursuant to
      Section 1123(b)(3) of the Bankruptcy Code, shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including claims or causes of action arising under Chapter 5 of the Bankruptcy Code), and liabilities whatsoever in connection with or related to the debtors, the Chapter 11 Case, or the Plan (other than the rights of the Debtors and the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents entered into and/or delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence arising or occurring on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the

      Chapter 11 Case, or the Plan, and that may be asserted by or on behalf of the Debtors, the Estates, or the Reorganized Debtors against (i) any of the other Debtors and the Debtors' non Debtor subsidiaries, (ii) the Prepetition Secured Lenders, the Prepetition Secured Lender Agent, the DIP Facility Agent, the DIP Facility Lenders, and the Creditors Committee (but not its members in their individual capacities), (iii) any of the current and former directors and officers (except as limited hereinbelow), and advisors, attorneys, and other professionals retained by the Debtors, the Debtors' subsidiaries, the Prepetition Secured Lenders, the Prepetition Secured Lender Agent the DIP Facility Agent, the DIP Facility Lenders, and the Creditors Committee (but not its members in their individual capacities) serving immediately prior to the Effective Date, and (iv) those of Debtors' directors and officers designated on Exhibit C, but specifically excluding any Person identified in clauses (i) through (iv) above who has, on or before the Effective Date, asserted any Claim (other than a Proof of Claim as to which the Debtors have not made an objection or otherwise disputed herein on or before the applicable Claims Objection Deadline) or initiated any suit, action or similar proceeding against the Debtors that has not been waived by such Person in its entirety on or prior to the Effective Date. Notwithstanding any provision in the Plan to the contrary, none of the Debtors' current and former directors and officers and none of the directors and officers designated on Exhibit C shall be released from any liability they may have with respect to the Creditor Trust Causes of Action provided that any action(s) to recover from such director or officer is commenced on or before December 31, 2005.

            (b) Releases by Holders of Claims. As of the Effective Date, for good and valuable consideration and in return for the compromises embodied in the Plan, the receipt and adequacy of which are hereby confirmed, each holder of a Claim that affirmatively votes in favor of the Plan shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whatsoever against (i) the Debtors' non Debtor subsidiaries, if any, (ii) the Prepetition Secured Lenders, the Prepetition Secured Lender Agent, the DIP Facility Agent, the DIP Facility Lenders, the Creditors Committee (but not its members in their individual capacities), and their respective present agents or professionals, and (iii) any of the current and former directors, officers, and employees of the Debtors serving immediately prior to the Effective Date, those of Debtors' directors, officers and employees designated on Exhibit C, and any of the Debtors' present agents or professionals (including any professionals retained by the Debtors) (the Persons identified in clauses (i) through
      (iii) collectively, the "Claimholder Releasees") in connection with or related to the Debtors, the Chapter 11 Case, or the Plan (other than the rights under the Plan and the contracts, instruments, releases, indentures, and other agreements or documents entered into and/or delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereunder arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence arising or occurring on or prior to the Effective Date in any way relating to the Debtors or the Reorganized Debtors, the Chapter 11 Case, or the Plan; provided, however, that nothing in this Section 12.9(b) or in this Plan shall release any Person (other than the Debtors) from any contractual obligation owed to the holder of a Claim, including without limitation, obligations under promissory notes, guarantees, or similar instruments, whether related to the Debtors or otherwise; provided, however, that nothing herein shall limit or release any claims or rights of the Creditor Trust with respect to the Creditor Trust Causes of Action or claims or causes of action related to the Creditor Trust Assets.

    Each of the Claimholder Releasees shall be deemed to forever release, waive, and discharge any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whatsoever arising or occurring on or prior to the Effective Date in any way relating to the Debtors or the Reorganized Debtors, the Chapter 11 Case, or the Plan, against each holder of a Claim that affirmatively votes in favor of the Plan.

    12.10 Discharge of the Debtors.

            (a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims. Upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Section 502 of the Bankruptcy Code, whether or not (A) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (C) the holder of a Claim based upon such debt accepted the Plan; and (ii) terminate all Interests.

            (b) As of the Effective Date, except as provided in the Plan or in the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further Claims, debts, rights, causes of action, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

            (c) Nothing in this Section 12.10 shall release, discharge, or preclude any remedies of the United States Environmental Protection Agency or any state environmental protection agency that are not within the definition of "claim" as set forth in Section 101(5) of the Bankruptcy Code. In addition, nothing in this Plan shall release, discharge, enjoin or preclude any Claim of a governmental unit under environmental law that has not arisen as of the Effective Date.

            (d) The discharge of the Debtors pursuant to the Plan is not intended to limit in any way the Debtors' insurance coverage or to deprive any third party of any rights to such coverage that may otherwise exist.

    12.11 Injunction.

            (a) Except as provided in the Plan or in the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, or their property on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights, (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors or the Reorganized Debtors; or
      (v) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.

            (b) As of the Effective Date, except with respect to the Liquidating Trustee with regard to the Creditor Trust Causes of Action, all Persons that have held, currently hold, or may hold, a Claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, or liability that is released pursuant to Sections 12.8, 12.9, or 12.10 of the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities or terminated Interests or rights, (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff against any debt, liability, or obligation due to any released Person; or (v) commencing or continuing any action, in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.

            (c) Without limiting the effect of the foregoing upon any Person, by accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Section 12.11.

            (d) Nothing in the Plan or the Confirmation Order shall release, nullify, enjoin, or preclude the enforcement of any liability to a governmental unit under environmental statutes or regulations that any entity would be subject to as the owner or operator of property after the Effective Date.

            (e) Nothing in the Plan or the Confirmation Order shall enjoin or preclude the National Labor Relations Board from hearing and adjudicating any alleged unfair labor practices, entering judgments or orders with respect thereto and taking any action to enforce such judgments or orders, other than the enforcement of money judgments.

    12.12 Exculpation and Limitation of Liability.

            (a) None of the Debtors, the Reorganized Debtors or their respective subsidiaries, the Creditors Committee, the Prepetition Secured Lenders, the Prepetition Secured Lender Agent, the DIP Facility Agent, the DIP Facility Lenders, or any of their respective present or former members, officers, directors, employees, advisors, professionals and agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission occurring on or after the Petition Date in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            (b)   Notwithstanding any other provision of the Plan except for
      Section 12.21, no holder of a Claim or an Interest, no other party in interest, none of their respective agents, employees, representatives, advisors, attorneys, or affiliates, and none of their respective successors or assigns shall have any right of action against any Debtor, any Reorganized Debtor, any of its subsidiaries, the Creditors Committee, the Prepetition Secured Lenders, the Prepetition Secured Lender Agent, the DIP Facility Agent, the DIP Facility Lenders, or any of their respective present or former members, officers, directors, employees, advisors, professionals and agents, for any act or omission occurring on or after the Petition Date in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code.

    12.13 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

    12.14 Post-Confirmation Conversion/Dismissal. A creditor or party in interest may bring a motion to convert or dismiss the cases under Section 1112(7) after the Plan is confirmed if there is a default in performing the Plan. If the Court orders the cases converted after the Plan is confirmed, this Plan provides that property of the estates that have not been disbursed pursuant to the Plan will revest in the Chapter 7 estate and that the automatic stay will be reimposed upon the revested property to the extent that relief from stay was not previously authorized by the Court during these cases.

    12.15 Revocation, Withdrawal, or Non Consummation. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. The order confirming the Plan may also be revoked under very limited circumstances by order of the Bankruptcy Court. The Court may revoke the order if and only if the order of confirmation was procured by fraud and if a party in interest brings a motion to revoke confirmation within 180 days after the entry of the order of confirmation. If the Plan is revoked or withdrawn, or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (ii) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

    12.16 Plan Supplement. The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the date of the commencement of the Confirmation Hearing. Upon such filing, all documents included in the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal business hours. Holders of Claims or Interests may obtain a copy of any document included in the Plan Supplement upon written request to the Debtors in accordance with this Section 12.16 of the Plan.

    12.17 Notices. Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

            (A) THE DEBTORS AND THE REORGANIZED DEBTORS.

                 Amcast Industrial Corporation
                 Attn: Jeffrey A. McWilliams, V.P. of Administration 7887 Washington Village Drive
                 Dayton, Ohio 45459
                 with copies to:

                 THOMPSON HINE LLP
                 3900 Key Center
                 127 Public Square
                 Cleveland, OH 44114 1291
                 Telephone: (216) 566 5500
                 Fax: (216) 566 5800
                 Attn: Alan R. Lepene, Esq.
                       Jeremy M. Campana, Esq.

                              -and-

                 THOMPSON HINE LLP
                 2000 Courthouse Plaza N.E.
                 10 West Second Street
                 Dayton, Ohio 45402
                 937.443.6600
                 937.443.6635 (Facsimile)
                 Attn: Lawrence T. Burick, Esq.
                       Jennifer L. Maffett, Esq.

                 Attorneys for Debtors and Debtors-in-Possession

            (B) THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS.

                 MCDONALD HOPKINS CO., LPA
                 2100 Bank One Center
                 600 Superior Avenue, East
                 Cleveland, Ohio  44114-2653
                 216.348.5400
                 216.348.5474
                 Attn: Jean R. Robertson, Esq.
                       Sean D. Malloy, Esq.

                 Counsel to the Official Committee of Unsecured Creditors

            (C) THE PREPETITION SECURED LENDER AGENT AND DIP FACILITY AGENT.

                 Haynes & Boone, LLP,
                 1 Houston Center
                 1221 McKinney, Suite 2100
                 Houston, Texas 77010
                 Facsimile: 713.547.2600
                 Telephone: 713.547.2000
                 Attn: Tom A. Howley

                 Hahn Loeser & Parks LLP
                 3300 BP Tower
                 200 Public Square
                 Cleveland, OH  44114
                 Facsimile: 216.241.2824
                 Telephone: 216.621.0150
                 Attn: Daniel A. DeMarco

                 Counsel to the Prepetition Secured Lender Agent and DIP Facility Agent

    12.18 Dissolution of Creditors Committee. On the Effective Date, the Creditors Committee shall dissolve and its members shall be released and discharged from all duties and obligations arising from or related to the Chapter 11 Case. The Professionals retained by the Creditors Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except as may be necessary to file final requests for payment pursuant to Section 12.1(a) of the Plan, and respond to any inquiries or objections and attend hearings on final fee applications.

    12.19 Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

    12.20 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of
(a) the State of Ohio shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed and/or delivered in connection with the Plan and (b) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor; in each case without giving effect to the principles of conflicts of law thereof.

    12.21 PBGC Claims. Notwithstanding anything in the Plan, no claims or Claims, obligations, suits, judgments, damages, demands, debts, rights, cause of action or liabilities whatsoever against any entity other than the Debtors and the Reorganized Debtors with respect to the Debtors' defined benefit pension plan covered by title IV of ERISA shall be released, exculpated, discharged, enjoined or otherwise affected by this Plan.

Dated: July 27, 2005              Amcast Industrial Corporation, on its own
       Dayton, Ohio               behalf and on behalf of each subsidiary debtor

                                  By: /s/ Jeffrey A. McWilliams
                                      -----------------------------------------
                                          Jeffrey A. McWilliams
                                          V.P. of Administration and Secretary
                                          of the Debtors-in-Possession

COUNSEL:

Alan R. Lepene, Esq.
Jeremy M. Campana, Esq.
THOMPSON HINE LLP
3900 Key Center
127 Public Square
Cleveland, OH 44114 1291
Telephone: 216.566.5500
Facsimile: 216.566.5800
alan.lepene@thompsonhine.com
jeremy.campana@thompsonhine.com

         -and-

Lawrence T. Burick, Esq.
Jennifer L. Maffett, Esq.
THOMPSON HINE LLP
2000 Courthouse Plaza N.E.
10 West Second Street
Dayton, Ohio 45402
Telephone: 937.443.6600 937.443.6600
Facsimile: 837.443.6635 937.443.6635
larry.burick@thompsonhine.com
jennifer.maffett@thompsonhine.com

Attorneys for Debtors and Debtors-in-Possession